UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ☒                              Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

QLOGIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

QLOGIC CORPORATION

26650 Aliso Viejo Parkway

Aliso Viejo, CA 92656

(949) 389-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 22, 2013

To the Stockholders of QLogic Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation, which will be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 22, 2013, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement:

1.  To elect seven directors to the Board of Directors to serve until our next Annual Meeting or until their successors have been elected and qualified;

2.  To approve an amendment to the QLogic Corporation 2005 Performance Incentive Plan, as amended;

3.  To approve certain amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended;

4.  An advisory vote to approve executive compensation;

5.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2014; and

6.  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Stockholders of record of our common stock at the close of business on June 27, 2013, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 22, 2013. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 are available electronically at http://ir.qlogic.com.

By Order of the Board of Directors

MICHAEL L. HAWKINS

Secretary

Aliso Viejo, California

July 18, 2013

YOUR VOTE IS IMPORTANT

Please vote by using the Internet, by telephone or by signing and returning the enclosed proxy card as soon as possible to ensure your representation at the Annual Meeting. Your proxy card contains instructions for each of these voting options.

QLOGIC CORPORATION

26650 Aliso Viejo Parkway

Aliso Viejo, CA 92656

(949) 389-6000

PROXY STATEMENT

APPROXIMATE DATE PROXY MATERIALS FIRST SENT TO STOCKHOLDERS:

July 18, 2013

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of QLogic Corporation, a Delaware corporation, for the Annual Meeting of Stockholders to be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 22, 2013, and at any postponements or adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement. Unless the context otherwise requires, the terms “us,” “we,” “our,” “QLogic” and the “Company” include QLogic Corporation and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING

Q:	What information is included in these materials?

A:	This Proxy Statement includes information on the nominees for directors and the other matters to be voted on at the meeting. This Proxy Statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:	What am I being asked to vote on at the meeting?

A:	There are five matters scheduled to be voted on at the meeting:

(1)	The election of seven directors to the Board of Directors, each of whom will serve until our next Annual Meeting or until their successors are elected and qualified.

(2)	The approval of an amendment to the QLogic Corporation 2005 Performance Incentive Plan, as amended, to extend the performance-based award feature.

(3)	The approval of amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, to extend the term of the plan and increase the aggregate share limit.

(4)	An advisory vote to approve executive compensation.

(5)	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2014.

Q:	How does the Board recommend that I vote on each of these matters?

A:	Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the director nominees (PROPOSAL NO. 1);

•	“FOR” the approval of the amendment to the QLogic Corporation 2005 Performance Incentive Plan, as amended, to extend the performance-based award feature (PROPOSAL NO. 2);

•	“FOR” the approval of the amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, to extend the term of the plan and increase the aggregate share limit (PROPOSAL NO. 3);

•	“FOR” the proposal regarding an advisory vote to approve executive compensation (PROPOSAL NO. 4); and

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2014 (PROPOSAL NO. 5).

Q:	What classes of shares are entitled to vote?

A:	Each share of our common stock outstanding on June 27, 2013 (the “Record Date”) is entitled to one vote on each item being voted on at the Annual Meeting. On the Record Date, we had 88,424,387 shares of common stock outstanding.

Q:	What shares can I vote?

A:	You can vote all of the shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Stockholder of Record — If your shares are registered in your name with our transfer agent, Computershare Investor Services, you are considered a stockholder of record with respect to those shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner — If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote by one of the following methods:

•	via the Internet,

•	by telephone,

•	by mail, or

•	in person at the Annual Meeting.

If you own your shares in “street name,” that is, through a brokerage or bank account or in another nominee form, you must provide instructions to the broker, bank or nominee as to how your shares should be voted. Your broker, bank or nominee will usually provide you instructions at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker, bank or nominee.

Q:	Can I revoke my proxy?

A:	Yes. If you are a stockholder of record, to revoke your proxy you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, or (2) execute and deliver a later-dated proxy. Alternatively, you can attend the meeting and vote in person.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee or, if you have obtained a proxy from your broker, bank or nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

Q:	What does it mean if I get more than one proxy card?

A:	It means that you hold shares registered in more than one account. Sign and return each proxy card that you get in order to ensure that all of your shares are voted.

Q:	What is the quorum requirement for the meeting?

A:	For a “quorum” to exist at the Annual Meeting, stockholders holding a majority of the votes entitled to be cast by the stockholders entitled to vote generally must be present in person or represented by proxy at the Annual Meeting. There must be a quorum for any action to be taken at the Annual Meeting (other than postponements or adjournments of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Q:	What is the voting requirement for each of the above matters?

A:	QLogic has a majority voting standard for Proposal No. 1, the election of directors. Directors are elected at each annual meeting by a majority of votes cast, meaning that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee for director receives more “against” votes for his or her election than “for” votes, the Board must consider that director’s resignation following a recommendation by the Nominating and Governance Committee. The majority voting standard does not apply, however, in a contested election. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the seven nominees receiving the most votes will be elected.

With regard to the election to take place at the Annual Meeting, the Board intends to nominate the seven persons identified as its nominees in this Proxy Statement. Each of the directors will be elected by a majority of the votes cast.

For each other proposal to be submitted for a vote of stockholders at the Annual Meeting, our bylaws require that the proposal receives the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote on the proposal to be approved. Please be advised, however, that Proposal No. 4 (an advisory vote to approve executive compensation) and Proposal No. 5 (ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2014) are advisory only and are not binding on us. The board of directors (or a committee of the board of directors, as applicable) will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders.

Q:	How are abstentions and broker non-votes treated?

A:	In all matters other than the election of directors (Proposal No. 1), abstentions have the same effect as votes “AGAINST” a matter. With respect to the election of directors, abstentions with respect to a director nominee will not be counted as a vote cast on the election of the director nominee and therefore will not be counted in determining the outcome of the directors’ election. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

A broker is entitled to vote shares held for a beneficial holder on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal No. 5), without a broker voting instruction card from the beneficial holder of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial holder on certain “non-routine” items, absent a broker voting instruction card from the beneficial holder of such shares. The election of directors

(Proposal No. 1), the amendment to the QLogic Corporation 2005 Performance Incentive Plan (Proposal No. 2), the amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan (Proposal No. 3) and the advisory vote to approve executive compensation (Proposal No. 4) are considered non-routine matters. Consequently, if you do not give your broker specific instructions by way of a broker voting instruction card, your shares will constitute broker non-votes and will not be voted with respect to Proposal No. 1, No. 2, No. 3 or No. 4 and will have no effect on the outcome of these proposals, although they will count for purposes of determining whether a quorum exists.

Q:	How will the votes be counted?

A:	Your shares of common stock will be voted according to your instructions on the proxy card or broker voting instruction card. If you properly submit your proxy card or broker voting instruction card without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (“FOR” all director nominees named in the Proxy Statement (Proposal No. 1), “FOR” the approval of the amendment to the QLogic Corporation 2005 Performance Incentive Plan, as amended, to extend the performance-based award feature (Proposal No. 2), “FOR” the approval of the amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, to extend the term of the plan and increase the aggregate share limit (Proposal No. 3), “FOR” the proposal regarding an advisory vote to approve executive compensation (Proposal No. 4), and “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal No. 5)).

Q:	Who will count the votes?

A:	We have appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to act as the inspector of election for the meeting. We believe Broadridge will use procedures that are consistent with Delaware law and our bylaws concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote.

Q:	How will voting on any other business be conducted?

A:	We do not expect any matters to be presented for a vote at the meeting, other than the matters described in this Proxy Statement. If you grant a proxy, the officers named as proxy holders, H.K. Desai and Jean Hu, or their nominees or substitutes, will each have the discretion to vote your shares on any additional matters that are properly presented at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate or other candidates nominated by the Board of Directors.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Q:	Who is paying for this proxy solicitation?

A:	We will pay the cost of soliciting the proxies. The solicitation of proxies may be made in person, by telephone, or by electronic communication by officers, directors and regular employees, who will not be paid additional compensation for these activities. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to the beneficial owners.

Q:	Are these proxy materials available electronically?

A:	Yes, this is an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 22, 2013. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 are available electronically at http://ir.qlogic.com.

If you received your Annual Meeting materials by mail, we encourage you to help us to conserve natural resources, as well as significantly reduce QLogic’s printing and mailing costs, by signing up to receive your stockholder communications via e-mail. With electronic delivery, you will be notified via e-mail as soon as the annual report and the Proxy Statement are available on the Internet, and you will be able to review those materials and submit your stockholder vote online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery, visit https://www.icsdelivery.com/qlogic/index.asp. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact Investor Relations, QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 27, 2013 concerning beneficial ownership by:

•	holders of more than 5% of QLogic’s common stock,

•	directors and nominees,

•	each of the named executive officers listed in the Summary Compensation Table — Fiscal Years 2011, 2012 and 2013 (“Summary Compensation Table”) below, and

•	all directors and executive officers as a group.

The information provided in the table is based on QLogic’s records, information filed with the SEC and information provided to QLogic, except where otherwise noted.

Name	Amount and Nature of Beneficial Ownership	Percent(1)
Janus Capital Management LLC(2)	8,849,672	10.0%
BlackRock, Inc.(3)	7,449,915	8.4%
The Vanguard Group, Inc.(4)	5,273,966	6.0%
Artisan Partners Holdings LP(5)	4,707,900	5.3%
Citadel Advisors LLC(6)	4,507,686	5.1%
H.K. Desai(7)	2,760,551	3.0%
Balakrishnan S. Iyer(8)	198,620	*
Christine King(9)	—	*
Kathryn B. Lewis(10)	121,288	*
D. Scott Mercer(11)	68,821	*
George D. Wells(12)	196,916	*
William M. Zeitler(13)	78,821	*
Jean Hu(14)	78,811	*
Robert B. Crawford(15)	69,928	*
Simon Biddiscombe(16)	473,632	*
Perry M. Mulligan(17)	370,598	*
All Directors and Executive Officers as a group (10 persons)(18)	3,950,881	4.3%

*	Less than 1% of the outstanding shares of our common stock.

(1)

Based upon 88,424,387 shares of common stock outstanding on June 27, 2013. The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any shares as to which the person or entity has the sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire on or before August 26, 2013 (60 days after June 27, 2013) through the exercise of any stock options, through the vesting of restricted stock units (“RSUs”) payable in shares, or upon the exercise of other rights. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the table.

(2)	Based on information contained in a report on Schedule 13G/A that Janus Capital Management LLC (“Janus”) filed with the SEC on February 14, 2013. Such filing indicates that Janus does not have sole voting or sole dispositive power with respect to any shares. The Schedule 13G/A contained information as of December 31, 2012 and may not reflect current holdings of QLogic common stock. The address for Janus is 151 Detroit Street, Denver, Colorado 80206.

(3)	Based on information contained in a report on Schedule 13G/A that BlackRock, Inc. (“BlackRock”) filed with the SEC on February 1, 2013. Such filing indicates that BlackRock has sole voting and dispositive power with respect to all shares. The Schedule 13G/A contained information as of December 31, 2012 and may not reflect current holdings of QLogic common stock. The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(4)	Based on information contained in a report on Schedule 13G/A that The Vanguard Group, Inc. (“Vanguard”) filed with the SEC on February 11, 2013. Such filing indicates that Vanguard has sole voting power with respect to 146,005 shares and sole dispositive power with respect to 5,133,061 shares. The Schedule 13G/A contained information as of December 31, 2012 and may not reflect current holdings of QLogic common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)	Based on information contained in a report on Schedule 13G that Artisan Partners Holdings LP (“Artisan”) filed with the SEC on February 6, 2013. Such filing indicates that Artisan does not have sole voting or sole dispositive power with respect to any shares. The Schedule 13G contained information as of December 31, 2012 and may not reflect current holdings of QLogic common stock. The address for Artisan is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

(6)

Based on information contained in a report on Schedule 13G that Citadel Advisors LLC (“Citadel”) filed with the SEC on March 4, 2013. Such filing indicates that Citadel does not have sole voting or sole dispositive power with respect to any shares. The Schedule 13G contained information as of February 27, 2013 and may not reflect current holdings of QLogic common stock. The address for Citadel is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(7)	Includes 2,482,375 shares which may be purchased pursuant to stock options that are exercisable on or before August 26, 2013.

(8)	Includes 175,989 shares which may be purchased pursuant to stock options that are exercisable on or before August 26, 2013 and 6,631 shares issuable pursuant to RSUs that will vest on or before August 26, 2013.

(9)	Ms. King was appointed to the Board of Directors in April 2013.

(10)	Includes 104,657 shares which may be purchased pursuant to stock options that are exercisable on or before August 26, 2013 and 6,631 shares issuable pursuant to RSUs that will vest on or before August 26, 2013.

(11)	Includes 49,190 shares which may be purchased pursuant to stock options that are exercisable on or before August 26, 2013 and 6,631 shares issuable pursuant to RSUs that will vest on or before August 26, 2013.

(12)	Includes 166,657 shares which may be purchased pursuant to stock options that are exercisable on or before August 26, 2013 and 6,631 shares issuable pursuant to RSUs that will vest on or before August 26, 2013.

(13)	Includes 49,190 shares which may be purchased pursuant to stock options that are exercisable on or before August 26, 2013 and 6,631 shares issuable pursuant to RSUs that will vest on or before August 26, 2013.

(14)	Includes 70,250 shares which may be purchased pursuant to stock options that are exercisable on or before August 26, 2013.

(15)	Includes 61,812 shares which may be purchased pursuant to stock options that are exercisable on or before August 26, 2013.

(16)	Beneficial ownership information is as of May 17, 2013, Mr. Biddiscombe’s last day of employment with the Company, and includes 46,644 shares (which represents the net difference between the 94,899 RSUs granted less 48,255 shares that were withheld to satisfy tax withholding obligations) that were issued pursuant to RSUs for which vesting was accelerated upon his resignation and that were received by Mr. Biddiscombe on May 28, 2013, and 371,492 shares which may be purchased pursuant to stock options that were exercisable on his last day of employment and remain exercisable on or before August 16, 2013.

(17)	Beneficial ownership information is as of June 4, 2013, Mr. Mulligan’s last day of employment with the Company, and includes 360,600 shares which may be purchased pursuant to stock options that were exercisable on his last day of employment and remain exercisable on or before August 26, 2013.

(18)	Includes 3,532,245 shares which may be purchased pursuant to stock options that are exercisable on or before August 26, 2013 and 33,155 shares issuable pursuant to RSUs that vest on or before August 26, 2013.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors has nominated the following seven persons to serve as our directors: (1) H.K. Desai, (2) Balakrishnan S. Iyer, (3) Christine King, (4) Kathryn B. Lewis, (5) D. Scott Mercer, (6) George D. Wells, and (7) William M. Zeitler. If elected, each nominee will continue in office until our next Annual Meeting or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation, removal or retirement.

The authorized number of directors on our Board at the time of the Annual Meeting will be seven. Biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Nominating and Governance Committee and Board in determining that the nominee should serve as a director appear below. For additional information about how we identify and evaluate nominees for director, see “Board of Directors — Committees — The Nominating and Governance Committee” below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINEES.

Each nominee receiving more votes for his or her election than votes against his or her election will be elected to our Board of Directors to serve until our next Annual Meeting or until their successors are elected and qualified, or until the earlier of the director’s death, resignation, removal or retirement. This required vote is described in the following section entitled “Voting Standard.” Proxies cannot be voted for more than seven nominees for director. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy, or their nominee or substitute, intend to vote at the meeting for the election of the seven director nominees.

Voting Standard

Each of the nominees for director named above has consented to be named as a nominee in our Proxy Statement, and we expect that each of the nominees will be able to serve if elected. In the event that any of the nominees for director should become unable to serve if elected, it is intended that the persons named in the enclosed proxy, or their nominee or substitute, will vote your shares FOR the election of a substitute nominee as may be recommended by the Board of Directors.

Our Bylaws require that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of shares voted “against” that director. In the case of an uncontested election, if a nominee who is serving as a director is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, our Bylaws require each director nominee, prior to each election of directors at an annual meeting, to submit to the Board an irrevocable letter of resignation from the Board and all committees thereof, which will become effective if that director does not receive a majority of votes cast and the Board determines to accept such resignation. In such circumstances, the Nominating and Governance Committee, composed entirely of independent directors (as detailed below in “Board of Directors — Committees — The Nominating and Governance Committee”), will evaluate and make a recommendation to the Board with respect to the submitted resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. QLogic will publicly disclose the Board’s decision including, if applicable, the reasons for rejecting a resignation.

The majority voting standard does not apply, however, in a contested election. An election shall be deemed to be contested if, as of the 10th day preceding the date the notice of the meeting is first mailed for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the seven nominees receiving the most votes will be elected.

With regard to the election to take place at the 2013 Annual Meeting, the Board intends to nominate the seven persons identified as its nominees in this Proxy Statement.

The following table and paragraphs below set forth the names and certain information concerning the seven nominees for election to our Board of Directors. This information includes the principal occupation of and directorships held by each nominee for at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each nominee should serve as a member of the Board of Directors.

Nominee(1)	Position with QLogic	Age
H.K. Desai	Chairman of the Board and Executive Chairman	67
Balakrishnan S. Iyer(3)(4)	Director	57
Christine King(4)	Director	64
Kathryn B. Lewis(3)(4)	Director	62
D. Scott Mercer(2)(3)	Director	62
George D. Wells(2)(3)(5)	Director	78
William M. Zeitler(2)(4)	Director	65

(1)	The Nominating and Governance Committee identifies candidates and recommends to the Board of Directors nominees for membership on the Board. Following the recommendation of the Nominating and Governance Committee, the Board of Directors selects the nominees for election as directors at the Annual Meeting.

(2)	Member of the Nominating and Governance Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Compensation Committee.

(5)	Lead Director for meetings of the independent directors.

Mr. Desai currently serves as our Chairman of the Board and Executive Chairman. He joined us in August 1995 as our interim Chief Executive Officer, President and Chief Technical Officer. Mr. Desai was subsequently promoted to President and Chief Executive Officer and became a director in January 1996, and became Chairman of the Board in May 1999. Mr. Desai served as our President and Chief Executive Officer until November 2010, at which time he assumed his current role of Executive Chairman. From May 1995 to August 1995, Mr. Desai was Vice President, Engineering (Systems Products) at Western Digital Corporation, a manufacturer of digital storage devices. From July 1990 until May 1995, Mr. Desai served as Director of Engineering, and subsequently Vice President of Engineering, for QLogic. Mr. Desai currently serves on the Board of Directors of Applied Micro Circuits Corporation and MaxLinear, Inc. He also served on the Board of Directors of Netlist, Inc. from March 2012 to April 2013. Mr. Desai has been our Chairman of the Board and an executive officer for over ten years and brings to the Board an extensive knowledge of our technologies, customers and markets. He also brings to the Board leadership, business and industry experience. As the only member of management on our Board, he serves as a critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of management’s perspectives on our business.

Mr. Iyer has served as a director since June 2003. From October 1998 to June 2003, Mr. Iyer was the Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. (“Conexant”). Prior to October 1998, Mr. Iyer served as the Senior Vice President and Chief Financial Officer of VLSI Technology, Inc. Mr. Iyer has held a number of senior finance positions at Advanced Micro Devices, Inc., a semiconductor company. Mr. Iyer currently serves on the Board of Directors of IHS Inc., Life Technologies Corp. (successor to Invitrogen Corporation), Power Integrations, Inc. and Skyworks Solutions, Inc. He also served on the Board of Directors of Conexant from February 2002 to April 2011. Mr. Iyer’s experience as an executive officer of companies in the technology industry brings to our Board leadership, strategic and financial experience. His experience as a director at the public companies listed above provides the Board with significant financial expertise with specific application to our industry, as well as a broad understanding of corporate governance topics.

Ms. King has served as a director since April 2013. Ms. King was a director and President and Chief Executive Officer of Standard Microsystems Corporation from October 2008 until August 2012. From September 2001 until March 2008, Ms. King served as President and Chief Executive Officer of AMI Semiconductor, Inc. Prior to that Ms. King spent over 23 years at International Business Machines Corporation (“IBM”) in various management roles, including her last assignment as Vice President of Semiconductor Solutions. Ms. King currently serves as a director of Idaho Power Company. She previously served on the boards of AMI Semiconductor, Inc. from 2003 until its acquisition by ON Semiconductor Corporation in March 2008, ON Semiconductor Corporation from March 2008 until October 2008, Analog Devices, Inc. from June 2003 to March 2008, and Atheros Communications from April 2008 until its acquisition in May 2011. Ms. King’s senior management and operational experience in a number of technology companies, service as a director at the companies listed above, and knowledge of the semiconductor industry provide our Board with significant financial, strategic, operational and compliance expertise. Ms. King also brings research and development and management experience gained from the executive positions held at IBM.

Ms. Lewis has served as a director since February 2008. Ms. Lewis is currently Vice Chairman of the Board of Directors of Share Our Selves, an organization that serves people at risk in Southern California. Until her retirement in 1998, Ms. Lewis held several executive positions with Western Digital Corporation. At the time of her retirement, she was the President and Chief Operating Officer of Western Digital’s Personal Storage Division. From 2002 to 2007, she served as a director of Lantronix, Inc. Ms. Lewis brings to the Board leadership, strategic and operational expertise within the computer storage industry from her senior executive officer positions at Western Digital. Her prior service on the Board of Lantronix, another technology company, also provides a valuable perspective on governance and financial issues.

Mr. Mercer has served as a director since September 2010. Mr. Mercer was Chairman of the Board of Directors and Chief Executive Officer of Conexant from August 2008 and April 2008, respectively, until April 2011. From November 2005 until April 2008, Mr. Mercer worked as a private investor, and from May 2005 to November 2005, Mr. Mercer served as interim Chief Executive Officer of Adaptec, Inc. Mr. Mercer served as Senior Vice President and Advisor to the Chief Executive Officer from February 2004 through December 2004, and as Senior Vice President and Chief Financial Officer from October 2001 through January 2004, at Western Digital Corporation. From June 2000 to September 2001, Mr. Mercer served as Vice President and Chief Financial Officer of Teralogic, Inc. From June 1996 to May 2000, he held various senior operating and financial positions with Dell Inc. Mr. Mercer currently serves as a director of Polycom, Inc. He also served on the Boards of Directors of Net Ratings, Inc. from January 2001 to June 2007, Adaptec, Inc. from November 2003 to October 2008, SMART Modular Technologies (WWH), Inc. from June 2007 to January 2009, Palm, Inc. from June 2005 to July 2010, and Conexant from May 2003 to April 2011. Mr. Mercer’s senior management and operational experience in a number of technology companies and his service as a director at the companies listed above provide our Board with significant financial, operational and compliance expertise with specific application to our industry, as well as a broad understanding of corporate governance and other topics.

Mr. Wells has served as a director since February 1994. Mr. Wells was President and Chief Executive Officer of Exar Corporation, a manufacturer of analog and mixed-signal integrated circuits, from June 1992 until he retired in October 1996. Before joining Exar, Mr. Wells served as President and Chief Operating Officer of LSI Corporation (formerly LSI Logic Corporation), a manufacturer of application-specific integrated circuits, for seven years. Mr. Wells’ experience as a senior executive officer of two companies in the technology industry brings to our Board his leadership, strategic, operational and management experience.

Mr. Zeitler has served as a director since September 2010. Mr. Zeitler has served as a consultant in the technology industry since his retirement from IBM in 2008. Prior to his retirement, Mr. Zeitler spent over 35 years at IBM in various roles, including his last assignment as Senior Vice President and Group Executive — Servers, Storage and Semiconductor Groups of the IBM Systems and Technology Group. Mr. Zeitler brings to the Board leadership, strategic, research and development and management experience gained from his experience in the technology industry and the executive positions held at IBM.

BOARD OF DIRECTORS

Meetings

The Board of Directors held six meetings during the fiscal year ended March 31, 2013. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings of each committee on which the director was a member. Our directors are encouraged to attend our Annual Meeting each year. Each of the directors who stood for election at our 2012 Annual Meeting attended the Annual Meeting either in person or by telephone.

Director Independence

Our Board of Directors currently consists of seven directors. Our Board of Directors has determined that all of its members (except for Mr. Desai and former director Mr. Biddiscombe, who resigned as President, Chief Executive Officer and a member of the Company’s board of directors effective May 17, 2013) who held office during fiscal year 2013 are independent under the requirements set forth in The NASDAQ Stock Market listing standards.

Communications with Board of Directors

You may communicate with any director, the entire Board of Directors, or any committee of the Board, by sending a letter to the director, the Board or the committee addressed to: Board of Directors, c/o Lead Director — QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656. The Lead Director or his designee will review all letters, categorize them, and forward them to the appropriate parties.

Board Leadership Structure; Executive Sessions of Our Independent Directors

The Board believes it is important to select its Chairman of the Board and the Company’s Chief Executive Officer (“CEO”) in the manner it considers in the best interests of the Company at any given point in time. The members of the Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs. Accordingly, the Chairman and CEO positions may be filled by one individual or by two different individuals. The Board believes that the most effective leadership structure for the Company at this time is for Mr. Desai to serve as our Chairman of the Board, and to have a separate CEO (currently, on an interim basis, Jean Hu) and an independent Lead Director (currently, Mr. Wells). Mr. Desai possesses an in-depth knowledge of the Company, the industry in which we conduct our business and the challenges we face gained through over 15 years of successful experience in leading the Company. The Board believes that these experiences and insights put him in the best position to provide broad leadership for the Board as it considers strategy and business plans.

The independent directors have selected a Lead Director to promote the independence of the Board and appropriate oversight of management. Our independent directors meet without management present after each regularly scheduled board meeting (five times during fiscal year 2013). As the Lead Director, Mr. Wells is responsible for (i) establishing the agenda for the executive sessions held by our independent directors and acting as chair of those sessions, (ii) polling the other independent directors for agenda items both for regular board meetings and executive sessions of the independent directors and (iii) working with the Chairman of the Board and the CEO on the agenda for regular board meetings.

Effective as of May 17, 2013, Mr. Biddiscombe resigned as President and Chief Executive Officer of the Company, and as a member of the Company’s board of directors. The Board has appointed Ms. Hu as CEO on an interim basis. Ms. Hu also serves as Senior Vice President and Chief Financial Officer (“CFO”) of the Company, and she retains her CFO responsibilities during the interim period. The Company has formed a search committee, led by independent director William M. Zeitler, to pursue the hiring of a permanent CEO.

Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The Audit Committee.    Balakrishnan S. Iyer (Chairperson), Kathryn B. Lewis, D. Scott Mercer and George D. Wells are the current members of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market listing standards, and that Messrs. Iyer, Mercer and Wells are “audit committee financial experts” as defined by rules adopted by the SEC. The Audit Committee held nine meetings during the fiscal year ended March 31, 2013. The Audit Committee operates under a written charter, which is available on our website at http://ir.qlogic.com. The Audit Committee selects, engages and reviews the performance of our independent registered public accounting firm each year. In addition, the Audit Committee approves non-audit services and fees to be paid to the independent registered public accounting firm. The Audit Committee reports to our Board of Directors with respect to auditing and accounting matters.

The Compensation Committee.    Kathryn B. Lewis (Chairperson), Balakrishnan S. Iyer, Christine King and William M. Zeitler are the current members of the Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of The NASDAQ Stock Market listing standards. The Compensation Committee held thirteen meetings during the fiscal year ended March 31, 2013. The Compensation Committee reviews the performance of our executive officers, establishes the compensation of our executive officers and reviews the compensation programs for other key employees, including salary and cash incentive payment levels and stock-based compensation grants under our equity compensation plans. The Compensation Committee operates under a written charter, which is available on our website at http://ir.qlogic.com. For a description of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, please see the “Compensation Discussion and Analysis” below.

The Nominating and Governance Committee.    George D. Wells (Chairperson), D. Scott Mercer and William M. Zeitler are the current members of the Nominating and Governance Committee. Our Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence requirements of The NASDAQ Stock Market listing standards. The Nominating and Governance Committee held six meetings during the fiscal year ended March 31, 2013. The Nominating and Governance Committee’s principal functions are to identify prospective director nominees and recommend to our Board of Directors nominees for membership on the Board of Directors, to develop and recommend to our Board of Directors the governance principles applicable to the Board of Directors, to oversee the assessment of our Board of Directors, to recommend to our Board of Directors nominees for each committee, and to establish and periodically review compensation for non-employee directors. The Nominating and Governance Committee evaluates the performance of each Board member individually, the Board as a whole, and each committee on an annual basis, and reviews this information with the full Board of Directors. Following that review, the Nominating and Governance Committee considers the effectiveness of each Board member individually, the Board as a whole, and each committee when deciding whether to re-nominate current Board members. The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, our Board of Directors will possess the appropriate talent, skills, and expertise to oversee the Company’s business. The Nominating and Governance Committee expects normally to be able to identify from its own resources the names of qualified director nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees. Additionally, the Nominating and Governance Committee has in the past used and may continue to use the services of third party search firms to assist in the identification of appropriate candidates. Any stockholder wishing to propose a nominee for consideration by the

Nominating and Governance Committee should submit a recommendation in writing to the Secretary of the Company at our principal executive office in accordance with the procedures set forth below. The Nominating and Governance Committee operates under a written charter, which is available on our website at http://ir.qlogic.com. In addition, the Nominating and Governance Committee has adopted a Corporate Governance Policy that is also available on our website at http://ir.qlogic.com.

A stockholder may submit the name of a director candidate for consideration by the Nominating and Governance Committee by writing to the Secretary of the Company at the address set forth on the cover of this Proxy Statement. The stockholder must submit the following information in support of the candidate: (a) the name, address and telephone number of the stockholder recommending the candidate; (b) a representation that the stockholder submitting the recommendation is a stockholder of record or beneficial owner of shares of stock of the Company; (c) the name and address of the candidate; (d) a description of any arrangement or understanding between the stockholder and the candidate and any other person or persons regarding the submission of the candidate’s name for consideration; (e) such other information regarding the candidate as the Company would be required to include in a proxy statement filed pursuant to the proxy rules of the SEC if the Board were to nominate the candidate for election as a director; (f) the consent of the candidate to be identified to the Board as a candidate for consideration and to be identified in the proxy; and (g) the agreement of the candidate to serve on the Board if elected. The Nominating and Governance Committee may request any additional information that it deems relevant in evaluating the background and experience of any candidate.

In evaluating a director candidate, the Nominating and Governance Committee will consider the candidate’s independence, character, corporate governance skills and abilities, business experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the board or its committees. The committee will use the same criteria in evaluating candidates suggested by stockholders as for candidates suggested by other sources.

Risk Oversight

Management has primary responsibility for identifying and managing risks to the Company, while our Board of Directors has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. With the oversight of our Board of Directors, the Company has implemented practices and programs designed to help manage risks and to align risk-taking appropriately with our efforts to increase shareholder value. At the beginning of each fiscal year, management and the Board jointly review the strategic goals of the Company and associated risks. The risks are prioritized and response strategies for managing those risks developed. The Board also reviews whether the existing risk oversight framework continues to be appropriate for the Company. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. For example, strategic and operational risks are presented and discussed at regularly scheduled Board meetings and at presentations to the Board and its committees by executive management.

Although the Board has delegated responsibility for the oversight of specific risks to Board committees, the Board is kept informed of each committee’s risk oversight via regular reports of the committee chairs to the full Board. Risk oversight is delegated to Board committees as follows:

•

The Audit Committee oversees our risks relating to financial reporting, investments, capital structure and compliance, as well as the guidelines, policies and processes for monitoring and mitigating those risks.

•

The Compensation Committee oversees risks associated with the Company’s annual incentive plan, the compensation of executive management, and the effect the compensation structure may have on business decisions. (For more information on the Compensation Committee’s assessment of risk and our compensation program, please see the “Risk Considerations” section of the “Compensation Discussion and Analysis” below.)

•	The Nominating and Governance Committee oversees risks related to the Company’s governance structure and the evaluation of individual board members and committees.

The Board’s risk oversight process builds upon management’s enterprise-wide risk management processes, which include identification and on-going monitoring of various risks, including those associated with long-term strategy and business operations, regulatory and legal compliance and financial reporting.

Executive Officer and Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines to further align the interests of the Company’s named executive officers and directors with the interests of its stockholders. These guidelines were updated by the Compensation Committee in May 2012 and are described below.

The Company’s CEO is required to own shares of QLogic common stock with a value equal to at least three times his or her annual base salary, and each other named executive officer is required to own shares of QLogic common stock with a value equal to at least one times his or her annual base salary. Unexercised stock options and unvested RSUs held by an executive do not count towards satisfaction of these guidelines. This ownership guideline is initially calculated using the applicable base salary as of the later of the date these guidelines were adopted (May 23, 2012) or the date the person first became subject to these guidelines as a named executive officer. The stock ownership guideline for each person will be determined on an annual basis as of the first trading day of each fiscal year, and will be based on the applicable base salary in effect on such date and the closing price of a share of the Company’s common stock on such date. Named executive officers are required to achieve the applicable level of ownership within five (5) years of the later of May 23, 2012 or the date the person was initially designated a named executive officer of the Company.

Outside directors are required to own shares of QLogic common stock with a value equal to at least three times the annual cash retainer paid to outside directors for service on the Board (excluding additional committee retainers and any extra meeting fees). Unexercised stock options and unvested RSUs held by a non-employee director do not count towards satisfaction of these guidelines. This ownership guideline is initially calculated using the annual cash retainer for service as a director (but not including amounts associated with service as a Lead Director or Committee or Chair service) on the date the person first became subject to these guidelines as an outside director. The stock ownership guideline will be determined on an annual basis as of the first trading day of each fiscal year, and will be based on the applicable annual Board cash retainer in effect on such date and the closing price of a share of the Company’s common stock on such date. Outside directors are required to achieve this level of ownership within five (5) years of the later of May 23, 2012 or the date the person first became a non-employee member of the Board.

In addition to the above stock ownership guidelines, the Company has adopted an Insider Trading Policy available on our website at http://ir.qlogic.com that restricts employees, officers and directors from engaging in any of the following activities with respect to the securities of the Company:

•	Purchases on margin (where money is borrowed to make the purchase);

•	Short sales;

•	Buying or selling puts or calls;

•

Hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential upside appreciation in the stock; or

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan without adequate financial resources to prevent a forced sale.

As of March 31, 2013, no directors or named executive officers held pledged Company securities.

Compensation of Directors — Fiscal Year 2013

The following table presents information regarding the compensation earned for fiscal year 2013 by our directors who are not employed by us or any of our subsidiaries (“non-employee directors”). The compensation paid to Mr. Desai and former director Mr. Biddiscombe, who were also employees of QLogic during fiscal year 2013, is presented in the Summary Compensation Table below and the related tables. Messrs. Desai and Biddiscombe did not receive any additional compensation for their services as directors during fiscal year 2013.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2)(3) (c)	Option Awards ($)(1)(2)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Balakrishnan S. Iyer	84,000	80,500	34,498	—	—	—	198,998
Kathryn B. Lewis	82,000	80,500	34,498	—	—	—	196,998
D. Scott Mercer	69,000	80,500	34,498	—	—	—	183,998
George D. Wells	94,000	80,500	34,498	—	—	—	208,998
William M. Zeitler	64,000	80,500	34,498	—	—	—	178,998

(1)	The amounts reported in Columns (c) and (d) of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our non-employee directors during fiscal year 2013 as determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained under the section entitled “Stock-Based Compensation — Stock-Based Compensation Expense” on page 59 of QLogic’s Annual Report on Form 10-K for fiscal year 2013 filed with the SEC on May 23, 2013.

(2)	The following table presents the number of unvested stock awards and the number of outstanding and unexercised option awards held by each of our non-employee directors as of March 31, 2013:

Director	Number of Unvested Restricted Stock Units (RSUs) as of March 31, 2013	Number of Shares Subject to Outstanding Options as of March 31, 2013
Balakrishnan S. Iyer	6,631	255,989
Kathryn B. Lewis	6,631	104,657
D. Scott Mercer	6,631	63,071
George D. Wells	6,631	166,657
William M. Zeitler	6,631	63,071

(3)	As described below, we granted to each of Messrs. Iyer, Mercer, Wells and Zeitler, and to Ms. Lewis, an award of 6,631 RSUs and an option to purchase 7,403 shares of common stock on August 23, 2012, the date of our 2012 Annual Meeting. On the grant date, each of these RSU awards had a value of $80,500 and each of these stock option awards had a value of $34,498.

Director Compensation

Compensation for non-employee directors is determined and periodically reviewed by the Nominating and Governance Committee, and during fiscal year 2013 consisted of a retainer, fees for attending meetings in excess of a specified number, and equity awards.

Annual Retainer Fees and Meeting Fees.    For fiscal year 2013, each of our non-employee directors received an annual retainer for serving as a member of the Board of Directors and additional annual retainer fees for serving as a chairperson and/or a member of one or more committees of the Board of Directors as set forth below. The annual fees described in this section were paid in equal quarterly installments.

Board member retainer	$49,000
Lead Director	$20,000
Audit Committee Chair	$25,000
Audit Committee member	$15,000
Compensation Committee Chair	$18,000
Compensation Committee member	$10,000
Nominating and Governance Committee Chair	$10,000
Nominating and Governance Committee member	$5,000

For each meeting of the Board of Directors in excess of nine per fiscal year, members of the Board of Directors are entitled to an additional fee of $1,500 for attendance in person and $750 for participation by telephone. For each Audit Committee meeting in excess of twelve per fiscal year, each Compensation Committee meeting in excess of ten per fiscal year, and each Nominating and Governance Committee meeting in excess of six per fiscal year, committee members (including committee chairs) are entitled to an additional fee of $1,000 for attendance in person and $500 for participation by telephone. During fiscal year 2013, there were six meetings of the Board of Directors, nine meetings of the Audit Committee, thirteen meetings of the Compensation Committee, and six meetings of the Nominating and Governance Committee.

Directors who are employees of QLogic receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at all Board and committee meetings.

Stock Awards.    The Board of Directors has adopted a director grant program under the QLogic Corporation 2005 Performance Incentive Plan, as amended (the “2005 Plan”), which provides for grants to our non-employee directors to be determined by reference to the equity compensation for non-employee directors of our peer group of companies, with grants made at the 2012 Annual Meeting targeted at the 60th percentile of the peer group. The peer group of companies is the same peer group used by the Compensation Committee to evaluate executive compensation (as identified in the “Compensation Discussion and Analysis” below). The director grant program is intended to more closely align non-employee director compensation with the philosophy used in establishing compensation for our executive officers.

Under the director grant program, the number of equity securities granted to each non-employee director reelected at the 2012 Annual Meeting was generally determined as follows:

•

The grant date value of equity securities awarded annually to non-employee directors of each of the peer group companies was determined (with options being valued using a Black-Scholes model). Target grant date values at the 60th percentile of the peer group were then determined for non-employee directors.

•

The target grant date values so determined were allocated so that 70% of the grant date value was delivered in the form of RSUs and 30% of the grant date value was delivered in the form of nonqualified stock options (valued using the Black-Scholes model used by the Company in valuing its options for financial statement purposes).

The director grant program also provides that grants made to non-employee directors upon their initial election or appointment to the Board of Directors are determined in a similar manner, with a target grant date value generally determined at the same percentile of the grants made by the peer group to their newly elected or appointed non-employee directors that was used to determine the most recent annual grants to our non-employee directors. This value is then allocated so that 50% of the grant date value is delivered in the form of RSUs and 50% of the grant date value is delivered in the form of nonqualified stock options (instead of the allocation of 70% of the grant date value to RSUs and 30% to a nonqualified stock option grant in the case of the annual grants).

The per share exercise price of each option granted to our non-employee directors equals the fair market value of a share of our common stock on the grant date. For these purposes, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date. These stock options have maximum ten-year terms. RSUs are settled in an equivalent number of shares of common stock upon vesting. For grants made to non-employee directors upon their initial election or appointment to the Board of Directors, stock options and RSUs generally vest in annual installments over a three-year period following the date the award is granted if the director is still a member of our Board of Directors on the applicable vesting date. For annual equity award grants to non-employee directors, stock options and RSUs vest as to the total number of shares of common stock subject to the award upon the earlier of (i) the day prior to the annual meeting of the Company’s stockholders that occurs in the calendar year following the calendar year in which the award is granted or (ii) the first anniversary of the date of grant.

The Board of Directors or a designated committee of the Board has the discretion to modify the program for determining award grants for non-employee directors from time to time without stockholder approval.

On August 23, 2012 (the date of the 2012 Annual Meeting), in accordance with the director grant program provisions described above, we granted an option to purchase 7,403 shares of common stock at a per share exercise price of $12.14 and an award of 6,631 RSUs to each of Messrs. Iyer, Mercer, Wells and Zeitler, and to Ms. Lewis. On April 29, 2013 we granted an option to purchase 24,814 shares of QLogic common stock at a per share exercise price of $10.59 and an award of 9,443 RSUs to Ms. King in connection with her appointment to the Board of Directors.

The Nominating and Governance Committee has established target grant date values under the director grant program for grants of RSU awards and nonqualified stock options to be made to non-employee directors who are reelected at the 2013 Annual Meeting. The target grant date value for the grants to continuing non-employee directors is $115,000 (except for Ms. King, whose grant date value will be prorated for the period between her April 2013 appointment and the 2013 Annual Meeting) and will be allocated 70% to RSUs and 30% to nonqualified stock options as noted above. The exact number of shares to be subject to each RSU award and nonqualified stock option grant will be determined based on the closing price of our common stock on the date of the 2013 Annual Meeting and, in the case of the options, using the Black-Scholes model used by the Company in valuing its options generally for financial statement purposes.

EXECUTIVE OFFICERS

The following table and paragraphs set forth the names of and certain information concerning our current executive officers:

Name	Position with QLogic	Age
H.K. Desai	Chairman of the Board and Executive Chairman	67
Jean Hu	Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer	50
Robert B. Crawford	Senior Vice President, Worldwide Sales	49
Roger J. Klein	Senior Vice President and General Manager	62

For information on the business background of Mr. Desai, see “Proposal One — Election of Directors” above.

Ms. Hu joined us in April 2011 as Senior Vice President and Chief Financial Officer, and was also appointed interim Chief Executive Officer in May 2013. Previously, Ms. Hu served as Chief Financial Officer and Senior Vice President, Business Development, of Conexant from December 2008 until April 2011. She served as Treasurer of Conexant from June 2009 until April 2011. From February 2006 to December 2008, Ms. Hu served as Senior Vice President, Strategy and Business Development, and from February 2004 to February 2006, as Vice President, Strategy and Business Development, at Conexant. Prior to February 2004, Ms. Hu held various positions in financial planning, strategy and corporate development at Conexant and its predecessor company, Rockwell International Corporation.

Mr. Crawford joined us in May 2011 as Senior Vice President, Worldwide Sales. Previously, Mr. Crawford served as Vice President, Worldwide Channel and Inside Sales, from March 2010 until May 2011, and as Vice President, Worldwide OEM Sales, from August 2006 until March 2010, at Quantum Corporation (“Quantum”), a storage company specializing in backup, recovery and archive solutions. He served as Director, Channel and OEM Sales, at Advanced Digital Information Corporation (“ADIC”) from March 2006 until Quantum’s acquisition of ADIC in August 2006. Prior to March 2006, Mr. Crawford held various senior sales, account and product management executive positions at Dell Inc. and Compaq Computer Corporation.

Mr. Klein joined us in February 2001 and has held a variety of field marketing and business unit marketing positions. He was promoted to Vice President, General Manager, Computer Systems Group, in August 2006, to Vice President, General Manager, Host Solutions Group, in February 2007, to Senior Vice President and General Manager, Host Solutions Group, in May 2009, and to Senior Vice President and General Manager in June 2013. From 1997 to January 2001, Mr. Klein held various positions at CMD Technology, most recently as Vice President, Marketing. Prior to 1997, Mr. Klein held various positions at Unisys Corporation and Burroughs Corporation.

Code of Ethics

We have adopted and implemented a Business Ethics Policy (the “Code of Ethics”) that applies to all Company employees, officers and directors. The Code of Ethics operates as a tool to help our employees, officers and directors understand and adhere to the high ethical standards we expect. The Code of Ethics is available on our website at http://ir.qlogic.com. Stockholders may also obtain copies at no cost by writing to the Secretary of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our executive compensation programs for fiscal year 2013. The primary focus of this section of our proxy statement is to explain the compensation decisions that were made for fiscal year 2013 with respect to our executive officers identified in the Summary Compensation Table below (referred to in this proxy statement as the “named executive officers”). As described below, Simon Biddiscombe resigned as our President and Chief Executive Officer on May 17, 2013. Jean Hu currently serves as our interim Chief Executive Officer.

Executive Summary

Compensation Philosophy

Our compensation philosophy is that a significant portion of the compensation of our named executive officers should be tied to performance. Incentive payments are determined based on achievement of financial goals for the fiscal year as well as performance objectives that we believe contribute to the longer-term success of the Company. Option and other equity awards granted to our named executive officers further align the interests of these executives with the interests of our stockholders as the ultimate value of the award depends on the value of the Company’s stock.

Highlights of Fiscal Year 2013 Compensation Program

Our executive compensation program is designed to attract, retain and motivate a highly-skilled and dedicated management team to execute our business objectives. Key compensation decisions for fiscal year 2013 and important features of our executive compensation program include the following:

•

Performance RSUs.    In May 2012, the Compensation Committee approved a performance restricted stock unit plan for senior level executives. The plan included performance measures tied to the Company’s total shareholder return during fiscal year 2013 compared to the total shareholder return of a peer group (weighted at 40%) and the Company’s non-GAAP operating margin for fiscal year 2013 (weighted at 60%). The Compensation Committee calculated performance under this plan at the conclusion of fiscal year 2013 and, based on the performance results, participants in the plan earned 20% of the performance RSUs originally awarded to them in May 2012, with the remaining 80% of the units being forfeited. We believe that this outcome is consistent with our pay-for-performance philosophy as we did not fully achieve our target objectives for these metrics during the fiscal year. The number of performance restricted stock units (or “RSUs”) earned by each executive based on this calculation will vest, subject to the executive’s continued employment, in four annual installments from the original award date.

•

Other Equity Awards.    Our executives’ fiscal year 2013 equity awards also included grants of stock options and time-based RSUs. We believe these awards help to further link our executives’ interests with those of our stockholders as stock options have value only if our stock price increases, and the ultimate value of RSUs depends on the price of our stock. These awards also provide an important retention incentive as they are subject to four-year vesting schedules.

•

Annual Incentive Plan.    Annual cash incentive plan payments to named executive officers are based on multiple performance objectives and are subject to maximum amounts that may be awarded to each executive. No bonuses are paid under the plan if threshold performance levels are not achieved. Incentive awards to named executive officers under the plan for fiscal year 2013 ranged between 49% and 61% of the executive’s target award. These payout levels under the annual incentive plan were below target payout levels primarily as a result of shortfalls in revenue and corporate profit against targets established when the annual incentive plan was approved. Again, we believe these payout levels are consistent with our pay-for-performance philosophy.

•

Changes for Fiscal Year 2014 Equity Award Program.    In May 2013, the Compensation Committee revised the equity compensation program for the senior management team to (i) target equity compensation at the median of the market (as opposed to the 60th percentile of market targeted for fiscal year 2013); (ii) increase the portion of the executives’ equity compensation granted in the form of performance RSUs to 40% of the total award; and (iii) implement a fiscal year 2014 performance RSU plan that measures the Company’s total shareholder return over a two-year period against the total shareholder return of the NASDAQ Composite Index for the comparable period.

•

Stock Ownership Guidelines.    In May 2012, we amended our stock ownership guidelines to increase the required stock ownership levels for both named executive officers and non-employee directors. Under the revised stock ownership guidelines, our Chief Executive Officer is required to own three times his or her annual base salary in Company stock, other named executive officers are required to own one times their annual base salary in Company stock and non-employee directors are required to own three times their annual board retainer in Company stock, in each case such ownership to be achieved over a five-year period. See “Board of Directors — Executive Officer and Director Stock Ownership Guidelines” for more information.

•

Change in Control Agreements.    Our change in control agreements provide severance benefits only on a “double trigger” basis (i.e. change of control and involuntary termination of employment). The occurrence of a change in control alone does not trigger any benefits under these agreements.

•

No Tax Gross-Ups.    None of our agreements with senior executives provide for tax gross-up payments (including, but not limited to, tax liabilities imposed under Sections 280G and 4999 of the Internal Revenue Code).

•

Compensation Recovery Policies.    We have a clawback policy applicable to senior level employees, including our named executive officers, that permits us to recoup from culpable employees certain previously paid compensation in the event of a financial restatement.

•

No Pension or SERPs.    We do not provide our executive officers with a defined benefit pension plan, any supplemental executive retirement plans, or retiree health benefits. Our executive officers are eligible to participate in our 401(k) plan on the same terms as all other employees.

Note on Fiscal Year 2013 Compensation

As described in more detail below, we granted awards of performance RSUs to our executive officers in May 2011 that were eligible to vest based on the Compensation Committee’s assessment of performance during fiscal year 2012. The value of these awards was not reported as compensation for fiscal year 2012 in last year’s proxy statement under applicable SEC rules because the Compensation Committee retained discretion to decide how performance would be measured at the end of the fiscal year. In accordance with SEC rules, these awards are reported in the Summary Compensation Table below as compensation for fiscal year 2013 when the Compensation Committee determined the number of units earned under these awards based on performance. For example, Mr. Biddiscombe’s total compensation for fiscal year 2013 is reported in the Summary Compensation Table below as $3,652,775. Of this total, $659,260 related to performance RSUs granted to him in May 2011 which were not included in the 2012 Summary Compensation Table as compensation for fiscal year 2012. Instead, this amount is reported below as compensation for fiscal year 2013 (along with the performance RSUs granted to Mr. Biddiscombe in May 2012 and his other fiscal year 2013 equity awards described below). If these performance RSUs were reported during the period in which they were granted by the Compensation Committee, Mr. Biddiscombe’s total compensation for fiscal year 2012 would be $3,271,344 and for fiscal year 2013 would be $2,993,515. In addition, as noted above, 80% of the performance RSUs awarded to the executive officers in May 2012 were forfeited at the end of the fiscal year based on performance. Under applicable SEC rules, the entire grant date value of Mr. Biddiscombe’s performance award, which was $671,255, is included in the fiscal year 2013 total compensation set forth in the Summary Compensation Table, but only 20% of that award (with a grant date value of $134,251) was earned based on performance. Adjusting Mr. Biddiscombe’s total compensation for these two factors results in a total compensation for fiscal year 2013 of $2,456,511 (as compared to $3,271,344, which was the amount of his fiscal year 2012 compensation if the value of the May 2011 performance award is included for that year), which the committee believes is a more accurate depiction of his compensation during fiscal year 2013 and the related trends. Again, we believe that the compensation trend described is consistent with our pay for performance philosophy.

QLogic’s Executive Compensation Program

Role of the Compensation Committee

The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs.

The Compensation Committee has the following primary responsibilities:

•	Review and approve on an annual basis the Company’s compensation strategy to help ensure that executives are appropriately rewarded based on their performance.

•	Review and approve on an annual basis goals and objectives relevant to executive compensation and evaluate performance in light of those goals and objectives.

•	Determine on an annual basis the amount, form and terms of compensation for each of the Chief Executive Officer and the Executive Chairman of the Company.

•	Review and approve salaries, incentives and other matters relating to compensation of the executive officers of the Company.

•	Review and approve grants of stock options, RSUs and other equity incentives to our executive officers.

•	Review and approve grants of stock options, RSUs and other equity incentives to other eligible individuals in the Company’s service.

•	Review with the Board matters related to management performance and compensation.

Executive Compensation Philosophy and Framework

Compensation Objectives

Our executive compensation program is designed to achieve four primary objectives:

•	Support a strong pay-for-performance culture, which provides compensation tied directly to performance in achieving business objectives.

•	Attract, retain and motivate highly skilled executives who contribute to our long-term success.

•	Establish and reinforce the appropriate balance between achievement of short-term and long-term corporate goals.

•	Support long-term value creation for stockholders, by aligning the interests of our executive officers with the long-term interests of our stockholders.

We use a combination of base salary, annual cash incentive opportunity (which is based on Company and individual performance for the period), and participation in our equity program to achieve these objectives.

Stockholder Say-on-Pay Vote

At our last annual stockholders meeting held in August 2012, over 96% of our stockholders voting on the proposal to approve the Company’s executive compensation program supported our executive compensation program. Based on this high level of support for our executive compensation programs, the Compensation Committee generally did not change its approach for fiscal year 2013, except that as described in more detail below, the Compensation Committee did revise the structure of the executives’ performance-based equity awards so that they would be eligible to vest only if specified performance goals established at the beginning of the fiscal year were met. The Compensation Committee believes that the program includes a number of features that further our compensation philosophy and reflect best practices in the market. The Compensation Committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for the named executive officers.

Risk Considerations

The Compensation Committee considers, in establishing and reviewing our compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Our compensation program reflects a balanced approach using both quantitative and qualitative assessments of performance without putting an undue emphasis on a single performance measure. Base salaries are fixed in amount and thus do not encourage risk taking. Annual cash incentive awards are based on multiple Company and individual performance objectives as described below, including a design win component and other operational components which are considered important to the long-term success of the Company, and are subject to maximum payout amounts. The Compensation Committee believes that the annual cash incentive plan appropriately balances risk and the desire to focus employees on specific annual goals important to the Company’s success.

The majority of the total compensation opportunity provided to our executive officers is in the form of equity awards. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s stock price, and because grants are subject to long-term vesting schedules to help ensure that executive officers always have significant value tied to long-term stock price performance. The Company’s practice during fiscal year 2013 was to grant executive officers a combination of options, performance RSUs and time-based RSUs. The Compensation Committee believes this mix provides an appropriate balance between the goals of increasing the price of the Company’s common stock (as stock options only have value if the stock price increases after the option is granted) and avoiding risks that could threaten the Company’s growth and stability (as RSUs are exposed to decreases in the Company’s stock price). To further discourage executives from taking risks that might have a significant negative impact on the long-term value of our stock, the Company requires its named executive officers to own a minimum number of shares of the Company’s common stock under its stock ownership guidelines described above (see “Board of Directors — Executive Officer and Director Stock Ownership Guidelines”) and has adopted a clawback policy that enables the Company to recoup payments under the annual cash incentive plan from senior level employees as further described below (see “Other Compensation Considerations — Clawback Policy”). In addition, the Company’s insider trading policy prohibits employees from engaging in hedging transactions with respect to common stock, or other equity awards for common stock, of the Company as further described above (see “Board of Directors — Executive Officer and Director Stock Ownership Guidelines”).

Total Compensation/Tally Sheets

We believe we are fulfilling our compensation objectives and, in particular, rewarding executive officers in a manner that supports our philosophy. Executive compensation is tied to both our performance and the performance of the individual executive and is structured to help ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational and financial performance. The Compensation Committee believes the average target pay position for our executives relative to market described below and the relative mix of their cash and equity compensation are reasonable and appropriate.

Compensation tally sheets for each of the named executive officers were prepared by the Compensation Committee’s consultant and reviewed by the Compensation Committee in fiscal year 2013. These tally sheets affixed dollar amounts to all components of the named executive officers’ compensation, including current and historical pay (salary and annual cash incentive), outstanding equity awards, benefits, perquisites and potential change-in-control severance payments. The Compensation Committee reviews tally sheets for named executive officers at least on an annual basis. The Compensation Committee believes it is important to attach a dollar amount to each component of compensation and to review total compensation for each named executive officer.

Process for Evaluating Executive Officer Performance and Compensation

In general, the process for making decisions relating to compensation for named executive officers begins prior to the end of the Company’s fiscal year, which occurs on the Sunday closest to March 31. During February or March of each year, the Compensation Committee will work with its independent compensation consultant to define the scope of the consultant’s engagement and to discuss any changes in information being requested by the Compensation Committee. During April and early May of each year, the Company finalizes financial information for the just-completed fiscal year, and makes that information available to the Compensation Committee. During this same time period, the Compensation Committee receives competitive market data and reviews this data with its compensation consultant. The compensation consultant provides the Compensation Committee with a comparison of the current compensation (including base salary, annual cash incentive and equity) for each named executive officer to the market data. The Compensation Committee typically schedules a meeting in early May to review the Company’s actual performance against annual cash incentive plan objectives, to discuss individual executive performance and to discuss incentive plan payouts for the just-completed fiscal year, as well as any base salary or target incentive adjustments for the new fiscal year. The Compensation Committee also discusses equity awards that may be granted to named executive officers. An additional meeting is typically held several weeks later at which the Compensation Committee makes final compensation decisions with respect to named executive officer compensation, including CEO and Executive Chairman compensation. None of our executives has any role in establishing the compensation of our named executive officers, although the Compensation Committee does consider the recommendations of the CEO in setting compensation levels for the named executive officers other than the CEO and the Executive Chairman.

For fiscal year 2013, the Compensation Committee retained Compensia Inc., a national consulting company, to provide independent advice and information relating to executive compensation. Compensia assisted the Compensation Committee in the evaluation of base salary, annual cash incentive and equity incentive levels for the named executive officers and other senior executives. Compensia reports directly to the Compensation Committee. From time to time, the Compensation Committee may direct its compensation consultant to work with our Human Resources Department on matters such as: (i) reviewing and/or recommending to the Compensation Committee the companies that will serve as the Company’s peer group for purposes of evaluating the Company’s executive compensation levels (as discussed below); (ii) analyzing our executive compensation programs and levels relative to our peer group companies; and (iii) advising on the design of cash-based incentives and equity awards for our executive officers. During fiscal year 2013, except for the consulting services provided to the Compensation Committee and other services provided to the Nominating and Governance Committee in connection with evaluating compensation for non-employee directors, Compensia did not perform any other services for the Company or its management, and the Compensation Committee has concluded that the services provided by Compensia did not raise any conflicts of interest.

Review of Competitive Market Data

For fiscal year 2013, the Compensation Committee examined the compensation practices of a peer group of individual companies identified below and also reviewed industry surveys to assess the competitiveness of executive officer compensation practices and levels. The peer group of individual companies and the surveys are collectively referred to in this discussion as the “market.” The fiscal year 2013 peer group of 12 companies included primarily semiconductor and storage device companies that the Compensation Committee considered similar to the Company in business strategy or represented business or labor market competitors, including smaller and larger companies. The surveys used in the analysis were compensation surveys that focus on high technology companies. Generally, the Compensation Committee does not focus on any particular company used in these surveys (except those companies identified below as peer companies). The Compensation Committee believes that supplementing the peer group information with market surveys helps it to more accurately map compensation data by position in the market to positions at the Company.

The peer companies used by the Compensation Committee for its comparisons in fiscal year 2013 were as follows:

Applied Micro Circuits Corporation	Brocade Communications Systems, Inc.	Emulex Corporation
Extreme Networks, Inc.	F5 Networks, Inc.	Integrated Device Technology, Inc.
Mellanox Technologies, Ltd.	Microsemi Corporation	PMC-Sierra, Inc.
Quantum Corporation	Riverbed Technology, Inc.	STEC, Inc.

The peer group is reviewed annually by the Compensation Committee, with input from its independent compensation consultant, and adjustments are made as necessary to help ensure the group continues to properly reflect the market in which we compete for business or talent. The Compensation Committee updated the above peer group from the prior year to remove five companies (Broadcom Corporation, Dot Hill Systems Corporation, LSI Corporation, Marvell Technology Ltd., and NetApp, Inc.) that had significantly higher revenues and market capitalizations than the Company. The Compensation Committee also added three companies (Integrated Device Technology, Inc., Quantum Corporation and Riverbed Technology, Inc.) that satisfied the above described selection criteria and concluded that the revised peer group included a sufficient number of companies for comparison purposes.

The Compensation Committee believes that the peer group companies form a reasonable basis for evaluating executive officer compensation. The following chart reflects QLogic’s ranking for three key metrics within the peer group in May 2012, at the time the peer company data was reviewed by the Compensation Committee:

Comparison Metric	QLogic Percentile vs. Peers
Revenue (last four quarters)	46%
Net Income (last four quarters)	89%
Market Capitalization	51%

Our strategy for executive officer compensation has been to examine market compensation practices and target the median of the market for base salary and for total cash compensation (base salary plus annual cash incentive). We historically targeted the 65th percentile of market for equity compensation for our executive officers. Beginning in fiscal year 2013, we changed our equity compensation philosophy with the intention of moving our level of equity awards towards the median for the market (targeting the 60th percentile of market for fiscal year 2013). Beginning in fiscal year 2014, the Compensation Committee completed this transition and altered its equity compensation philosophy to target the 50th percentile of market for equity compensation.

The Compensation Committee retains the discretion to approve compensation levels for individual executive officers above and below the target levels identified above, based on the Compensation Committee’s subjective assessment of the executive’s individual performance, experience in the position, and consistency of performance, as well as our financial and operational performance and internal equity considerations.

Fiscal Year 2013 Executive Compensation Program Decisions

Under our fiscal year 2013 executive compensation program our named executive officers primarily received a base salary and were eligible to receive annual cash incentives and equity awards.

Base Salary

Base salaries are used to attract, motivate and retain highly qualified executives. Base salary, which is determined by the level of responsibility, experience in the position, expertise of the employee, and competitive conditions in the industry, is the primary fixed cash compensation component in the executive pay program.

The Compensation Committee approved base salaries for the named executive officers in May 2012 with increases ranging between 3% and 6% over their fiscal year 2012 levels. The Compensation Committee determined that these increases were appropriate to maintain competitive base salary levels for these executives. The base salaries paid to our named executive officers for fiscal year 2013 are set forth in the Summary Compensation Table below.

Annual Cash Incentive

Our annual cash incentive program is a variable element of our executive compensation program designed to reward executives for achieving key operational and financial goals that we believe will provide the foundation for creating longer-term stockholder value. At the beginning of each year, the Compensation Committee approves specific performance goals for the upcoming year for purposes of our annual cash incentive plan. In addition to traditional financial measures of corporate performance, such as revenue and profit, the Compensation Committee emphasizes other indicators of performance, including design wins, customer satisfaction and individual performance objectives, and approves associated weightings. Individual business unit executives are also measured against specific business unit goals. The Compensation Committee believes that the design of the annual cash incentive plan provides an appropriate mix of short-term and long-term goal achievement in an industry typified by long product development cycles. Payment of the annual cash incentive to the named executive officers was conditioned upon QLogic achieving at least $464 million in revenue for fiscal year 2013 and was capped at 150% of the target incentive award. The minimum revenue target for fiscal year 2013 was achieved and, accordingly, the named executive officers were eligible to receive annual cash incentives for the fiscal year.

For the named executive officers, the corporate objectives make up 75% of the annual cash incentive opportunity, while the individual objectives (“MBOs”) make up 25% of the annual cash incentive opportunity. The corporate objectives are broken up into targets related to design wins (20% weighting), corporate revenue (30% weighting), corporate profit (20% weighting) and customer satisfaction (5% weighting). The Compensation Committee determines the percentage of the goal achieved for each corporate objective for purposes of incentive plan payouts. For purposes of the fiscal year 2013 annual cash incentive plan payouts, the Compensation Committee approved the following levels of achievement for fiscal year 2013: (i) design wins (18.8% out of a possible 20.0% was awarded for the design win objective for fiscal year 2013), (ii) corporate revenue (13.5% out of a possible 30.0% was awarded for the revenue objective for fiscal year 2013), (iii) corporate profit (non-GAAP income before taxes and annual cash incentive) (no amount was awarded for the profit objective for fiscal year 2013, because a minimum level of achievement was not satisfied) and (iv) customer satisfaction (4.5% out of a possible 5.0% was awarded for the customer satisfaction objective for fiscal year 2013). For these purposes, non-GAAP income is calculated as the Company’s income from continuing operations as determined under generally accepted accounting principles, as adjusted to exclude certain items such as stock-based compensation expense, amortization of acquisition-related intangible assets and certain income tax items. We believe that excluding these items is appropriate as they are not indicative of the Company’s on-going core operating performance. Under the fiscal year 2013 annual cash incentive plan, the revenue target was $580.0 million (with $484.5 million actually achieved) and the corporate profit target was $165.9 million (with $101.7 million actually achieved). Based on the Compensation Committee’s performance assessment outlined above, the overall corporate performance rating for fiscal year 2013 was 36.8% out of a possible 75%.

The Compensation Committee reviews and approves the MBOs for each named executive officer. As noted above, 25% of the annual cash incentive opportunity for each named executive officer is tied to achievement of individual MBOs for the fiscal year to which the incentive payment applies, although the decision is typically made in May of the following fiscal year. For example, the Compensation Committee determined the annual cash incentive amounts for fiscal year 2013 in May 2013 (during our fiscal year 2014) based upon the executives’ achievement of MBOs during fiscal year 2013.

The fiscal year 2013 MBOs for the named executive officers are summarized below:

Named Executive Officer	MBOs
H.K. Desai	(i) support CEO in key customer relationships; (ii) support of technology development, including specific product milestones; and (iii) develop strategies related to acquisitions and divestitures, as required
Jean Hu	(i) financial analysis and risk analysis of business strategy; (ii) tax planning objectives; and (iii) capital structure objectives
Robert B. Crawford	(i) restructuring of sales team objectives; (ii) sales team training objectives; and (iii) Asia sales model objectives
Simon Biddiscombe	(i) review and analysis of strategic alternatives for higher value business opportunities; (ii) execute key actions relating to Mt. Rainier technology; (iii) specific host solutions group milestones; and (iv) specific hiring objectives
Perry M. Mulligan	(i) on-time delivery and product quality objectives; (ii) product cost objectives; and (iii) ERP upgrade objectives

The Compensation Committee determines (taking into account the recommendations of the Chief Executive Officer with respect to the named executive officers, other than Messrs. Biddiscombe and Desai) whether each named executive officer achieved his or her MBOs. For fiscal year 2013, the Compensation Committee determined that the named executive officers achieved between 47% and 95% of their respective MBOs.

Based on fiscal year 2013 aggregate achievement levels for corporate and individual performance described above, the annual cash incentive payments to our named executive officers were between 49% and 61% of the executive’s target incentive. The primary factors driving these achievement levels against target achievement levels were fiscal year 2013 revenue and profit, with differences among named executive officers primarily consisting of different MBO achievement levels. Based on these achievement levels, in May 2013 the Compensation Committee approved the following annual cash incentive awards:

Named Executive Officer	FY2013 Target Annual Cash Incentive	FY2013 Annual Cash Incentive Award
H.K. Desai	$530,005	$282,500
Jean Hu	$226,159	$137,000
Robert B. Crawford	$201,153	$116,600
Simon Biddiscombe	$604,067	$294,261
Perry M. Mulligan	$224,827	$133,400

Equity Awards

We believe equity awards are a key element of executive compensation that aligns the interests of executive officers with stockholders. For fiscal year 2013, we granted a combination of stock options, performance RSUs and time-based RSUs, which the Compensation Committee believes best supports the interests of our stockholders by balancing the dual objectives of long-term value creation for stockholders and retention of qualified key employees.

We believe that stock options are truly performance based in that executives do not receive any benefit unless the Company’s stock price increases after the option is granted. Time-based RSUs have a greater retentive value compared to stock options because RSUs continue to have value even though the stock price may fluctuate.

Performance RSUs are similar to time-based RSUs, but specified performance goals must be achieved for the RSUs to be earned. Once the level of achievement under a performance RSU is determined, the award vests over a four-year period from the original award date. Thus, performance RSUs provide incentives to achieve the performance goals established by the Compensation Committee for purposes of the award and an additional retention incentive as to any RSUs that are earned. The Compensation Committee believes this combination of award types is consistent with market practice.

The Compensation Committee believes that long-term equity incentives provide significant motivation for our executives to create value for our stockholders and opportunity to benefit from the value created. We believe this is an appropriate way to align the interests of our named executive officers with those of our stockholders in order to achieve and sustain long-term stock price growth.

The Compensation Committee granted fiscal year 2013 equity awards (options, performance RSUs and time-based RSUs) to our named executive officers in May 2012. The following table sets forth the grant date value of each of these awards as determined under applicable accounting rules:

Named Executive Officer	FY2013 Option Award	FY2013 Performance RSU Award	FY2013 Time-Based RSU Award
	($)	($)	($)
H.K. Desai	559,650	503,441	495,830
Jean Hu	238,784	215,761	211,905
Robert B. Crawford	238,784	215,761	211,905
Simon Biddiscombe	746,200	671,255	662,030
Perry M. Mulligan	238,784	215,761	211,905

In determining the annual equity grants each year, the Compensation Committee reviews equity award market data presented by its compensation consultant and had historically targeted grants for named executive officers at the 65th percentile of our market. The Compensation Committee then places each named executive officer into a tier based on their role and/or scope of responsibility and establishes an equity dollar amount for each tier. Named executive officers within each tier typically receive equity awards with the same dollar amount. The dollar amount is then allocated among time-based RSUs, performance RSUs and options in approximately equal dollar amounts. During fiscal year 2013, the Compensation Committee approved a change in our compensation philosophy so that, commencing with fiscal year 2013, the value of equity awards granted to our executives was intended to move towards the median for the market (with compensation for fiscal year 2013 being targeted at the 60th percentile). In May 2013, the Compensation Committee revised its equity compensation philosophy for senior level executives to (i) target the 50th percentile of market for equity compensation awards and (ii) change the allocation of equity awards to increase the percentage of performance RSUs to 40% of the total award.

The fiscal year 2013 performance RSU awards contained two performance components: relative total shareholder return and non-GAAP operating margin. For these purposes, non-GAAP operating margin is computed as non-GAAP operating income as a percentage of net revenue. Non-GAAP operating income is calculated as the Company’s operating income as determined under generally accepted accounting principles, as adjusted to exclude certain items such as stock-based compensation expense and amortization of acquisition-related intangible assets. We believe that excluding these items is appropriate as they are not indicative of the Company’s on-going core operating performance. The total shareholder return component was measured by comparing the total shareholder return during fiscal year 2013 for the Company against the total shareholder return for the fiscal year 2012 peer group of companies. The operating margin component was measured by calculating the Company’s non-GAAP operating margin for fiscal year 2013 and comparing that operating margin to the target non-GAAP operating margin established when the plan was adopted. In the calculation, the total shareholder return component was weighted at 40% and the operating margin component was weighted at 60%. The plan provided a target level of performance for each component at which 100% of the performance RSUs could be earned, and for performance levels below or above target lower or higher percentages of performance RSUs could be earned (subject to minimum performance thresholds and a 150% maximum multiplier). Under the fiscal year 2013 performance RSU awards, (a) the target non-GAAP operating margin was 25.6% with a non-GAAP operating margin threshold of 22.8% and maximum payout at 27.6% of non-GAAP operating margin or more and (b) performance under the total shareholder return criteria was calculated by determining the total shareholder return of the Company and comparing that to the total shareholder return of the peer group and determining the Company’s percentile ranking within the peer group. The performance criteria established included five percentile ranges with each range assigned a performance RSU multiplier. The lowest percentile range was subject to a 10th percentile threshold. For example, for total shareholder return compared to the peer group between the 41st and 60th percentile, performance RSUs would be earned at target (100%) and for total shareholder return compared to the peer group between the 76th and 100th percentile, performance RSUs would be earned at the maximum of 150%.

In May 2013, the Compensation Committee calculated the achievement levels under the performance objectives established for the performance RSUs (originally granted in May 2012), determined that the Company’s total shareholder return was at the 14th percentile relative to the peer companies and the Company’s non-GAAP operating margin was 18.4%, and based on that calculation the named executive officers were credited with 20% of the performance RSUs originally granted, with the remaining 80% of the units being forfeited.

As described in the 2012 proxy statement, the Compensation Committee approved grants of performance RSUs in May 2011 that would be eligible to vest based on individual performance during fiscal year 2012. The Compensation Committee reviewed the achievement levels of the named executive officers in May 2012 under the performance objectives established for these RSUs, and based on that review the named executive officers were credited with between 90% and 100% of the performance RSUs subject to the grant. Although we considered these awards to be part of the executives’ annual equity grants for fiscal year 2012, under applicable accounting rules, these awards were not treated as “granted” until May 2012 when the Compensation Committee evaluated performance and determined the number of RSUs that would be credited based on the performance achieved. Under SEC proxy statement rules, these awards are considered to be compensation for fiscal year 2013 (the fiscal year in which they were “granted” for accounting purposes) and are reported in the Summary Compensation Table and other equity award tables below as fiscal year 2013 compensation.

Mix of Pay for Fiscal Year 2013

As noted above, we believe that a significant portion of our executives’ compensation should consist of equity awards to further align the interests of our executives with those of our stockholders. For fiscal year 2013, the mix between base salary, annual cash incentive, and equity awards for our named executive officers was as follows:

Compensation Element	Primary Objectives	Approximate Relative Weight(1)
Base salary	Attract and retain high-performing and experienced executives	25%
Annual cash incentive	Motivate executives to achieve pre-established short-term performance objectives	11%
Equity awards	Align executives with stockholder interest to increase long-term value and retain executives	64%

(1)	Relative weight is fiscal year 2013 average for named executive officers. These figures represent the average percentage of the named executive officers’ actual compensation (excluding benefits and perquisites) delivered for each component. Annual cash incentives are based on actual incentive payments for fiscal year 2013. Equity award values are based on the grant-date fair values of the equity awards granted in fiscal year 2013 as reflected in the Summary Compensation Table (excluding the May 2011 performance RSUs that are included as fiscal year 2013 compensation in the Summary Compensation Table but were granted in fiscal year 2012).

Benefits and Perquisites

Other than our 401(k) plan, we do not provide pension arrangements or post-retirement health coverage for our named executive officers or employees. In general, our named executive officer benefit programs are the same as those available to all employees, with the exception of our executive physical program (which provides for an annual physical exam for each named executive officer paid for by the Company). The Company pays the regular monthly membership dues at a country club used by Mr. Desai, which is primarily used for business purposes. The Company paid the regular monthly membership dues at a country club used by Mr. Biddiscombe, which was used primarily for business purposes. The benefits provided to each named executive officer in fiscal year 2013 are reported in the Summary Compensation Table below in accordance with the rules of the Securities and Exchange Commission.

Post-Employment Obligations

The Company has entered into change in control severance agreements with certain executive officers. These agreements provide severance benefits to these executives should their employment with us terminate in certain circumstances in connection with a change in control of the Company.

Should the possibility of a change in control of the Company arise, the Compensation Committee believes that certain executives may be called upon to assess the potential transaction, advise the Board of Directors as to whether the transaction would be in the best interests of the Company and its stockholders and take such other actions as the Board might determine to be appropriate in addition to their regular duties. The Company believes that it is imperative that the Company and the Board be able to rely upon these executives to continue in their positions and carry out their duties without concern that they might be distracted by the personal uncertainties and risks created by the possibility of a change in control.

As described in more detail below under “Potential Payments Upon Termination or Change in Control,” the severance benefits under these agreements will be paid only if the executive’s employment is terminated by the Company without cause or by the executive with good reason during the period beginning six months before and ending 24 months after a change in control. These types of agreements are often referred to as “double trigger” agreements since both a change in control and a termination of employment must occur before any payment is due. The Company believes that it is appropriate, and serves the purpose of these agreements, to extend the protections provided by these benefits to employment terminations that occur a short time before a change in control, and/or occur as a result of materially adverse changes to the terms of the executive’s employment with the Company after a change in control.

These agreements do not entitle the executive to any tax gross-up payments from the Company. Instead, should any benefits payable to the executive in connection with a change in control of the Company be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, the executive will be entitled to either payment of the benefits in full (but no gross-up payment) or a reduction in the benefits to the extent necessary to avoid triggering the excise tax, whichever would result in the executive receiving the greater benefit on an after-tax basis.

In connection with Mr. Desai’s transitioning from Chief Executive Officer to Executive Chairman in November 2010, the Company entered into an employment agreement with him that expires November 15, 2013. Under his employment agreement, Mr. Desai will be entitled to a severance benefit if his employment with the Company during the term of the agreement is terminated by the Company without cause or by Mr. Desai for good reason. Under the terms of the employment agreement, Mr. Desai cannot receive severance payments under both the employment agreement and the change in control severance agreement. In the event that Mr. Desai’s termination qualifies for severance benefits under both agreements, Mr. Desai will receive only the severance payment detailed in the change in control severance agreement. The Compensation Committee believes that the negotiated severance arrangement is appropriate in exchange for Mr. Desai’s commitment to the Company to provide transition services under the terms of his employment agreement.

During fiscal year 2013, the Company amended the agreements described above to make certain technical changes in light of applicable tax laws. These amendments did not increase the intended benefits to the executives under these agreements.

Other Compensation Considerations

Equity Ownership Guidelines

The Compensation Committee has adopted stock ownership guidelines to further align the interests of the Company’s named executive officers and directors with the interests of its stockholders. In May 2012, the Committee approved revised stock ownership guidelines to increase the number of shares required to be owned by named executive officers and non-employee directors. Under the revised stock ownership guidelines, our Chief Executive Officer is to accumulate three times his or her annual base salary in Company stock, other named executive officers are to accumulate one times their annual base salary in Company stock and non-employee directors are to accumulate three times their annual board retainer in Company stock, in each case over a five-year period. Please see “Board of Directors — Executive Officer and Director Stock Ownership Guidelines” above for more information.

Clawback Policy

The Company maintains a clawback policy that enables the Company to recoup payments under the annual cash incentive plan to the extent that payments were based on incorrect financial results that require a restatement of the Company’s financial statements from senior level employees whose fraud or misconduct was a material contributing factor to the financial restatement.

Tax Considerations

Federal income tax law prohibits the Company from deducting compensation paid to certain of our executive officers that exceeds $1 million during the tax year unless it is based on achieving pre-established performance measures that are set by the Compensation Committee pursuant to a plan approved by the Company’s stockholders (“performance-based compensation”).

While the Compensation Committee considers the deductibility of compensation paid to its named executive officers, the Compensation Committee retains the flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy, and the interests of stockholders. We therefore may pay compensation to our named executive officers that may not be deductible for federal income tax purposes. The stock options and performance RSUs granted under our stock plan are intended to meet the criteria for performance-based compensation; however, time-based RSUs that are subject only to time-based vesting requirements generally do not satisfy those requirements.

For fiscal year 2013, we believe that Messrs. Biddiscombe and Desai were our only named executive officers whose compensation exceeded the deductibility limit of federal income tax laws.

Fiscal Year 2014 Compensation Updates

In May 2013, the Compensation Committee made several decisions with respect to executive compensation for fiscal year 2014. The committee decided not to grant any fiscal year 2014 base salary increases to the senior management team (which included the Executive Chairman, the Chief Executive Officer and the officers reporting to the Chief Executive Officer). The committee also revised the equity compensation plan for the senior management team (i) to target equity compensation at the median of the market; (ii) to grant 40% of equity compensation in the form of performance RSUs; and (iii) to implement a fiscal year 2014 performance RSU plan that measures the Company’s total shareholder return over a two-year period against the total shareholder return of the NASDAQ Composite Index for the comparable period.

On May 17, 2013, the Company accepted the resignation of its President and Chief Executive Officer, Simon Biddiscombe. In connection with the resignation Mr. Biddiscombe entered into a General Release Agreement with the Company (the “Release Agreement”). Under the Release Agreement, Mr. Biddiscombe received a separation payment of one year’s annual salary, payment of his earned fiscal year 2013 bonus, and accelerated vesting of unvested RSUs granted by the Company that were otherwise scheduled to vest on or before May 31, 2014; provided that in the case of performance RSUs only the earned and unvested portion of the award was accelerated. Upon termination of his employment Mr. Biddiscombe also became entitled to payments to cover the cost of COBRA premiums for him and his dependents through May 31, 2014. The separation package provided in connection with the Release Agreement was determined by the Compensation Committee in consultation with its compensation consultant to be consistent with the market. For additional discussion on the Release Agreement, see the section entitled “Potential Payments Upon Termination or Change in Control — Severance Agreements” below.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the four non-employee directors named at the end of this report, each of whom is independent as defined by The NASDAQ Stock Market listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

Kathryn B. Lewis, Chair

Balakrishnan S. Iyer

Christine King

William M. Zeitler

The information contained in the above report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal year 2013, except for Ms. King, who was appointed to the Compensation Committee in May 2013. No member of the Compensation Committee is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has or had one or more executive officers who served as a director or member of the Compensation Committee during the fiscal year ended March 31, 2013.

SUMMARY COMPENSATION TABLE — FISCAL YEARS 2011, 2012 AND 2013

The following table presents information regarding compensation earned by or paid to our “named executive officers” for our fiscal years 2011, 2012 and 2013. The position set forth in the table for each person is his current position with us unless otherwise indicated.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

H.K. Desai,	2013	530,005	—	1,493,716	559,650	282,500	—	30,916	(4)	2,896,787
Executive Chairman	2012	530,005	—	559,912	636,300	416,000	—	27,429		2,169,646
	2011	648,081	85,000	742,560	1,615,680	500,732	—	28,148		3,620,201

Jean Hu,	2013	347,936	—	496,916	238,784	137,000	—	3,805		1,224,441
Interim Chief Executive	2012	327,117	30,000	232,830	693,960	177,400	—	1,501		1,462,808
Officer, Senior Vice
President and
Chief Financial Officer

Robert B. Crawford,	2013	309,466	—	489,991	238,784	116,600	—	3,323		1,158,164
Senior Vice President,	2012	263,094	25,000	211,320	579,981	143,000	—	223,934		1,446,329
Worldwide Sales

Simon Biddiscombe,	2013	604,067	—	1,992,545	746,200	294,261	—	15,702	(5)	3,652,775
Former President and	2012	573,663	—	747,592	848,400	440,000	—	2,429		2,612,084
Chief Executive Officer*	2011	431,365	85,000	655,623	1,288,640	256,278	—	3,104		2,720,010

Perry M. Mulligan,	2013	345,888	—	618,380	238,784	133,400	—	4,637		1,341,089
Former Senior Vice	2012	335,254	—	239,292	271,488	182,000	—	2,780		1,030,814
President, Worldwide Operations**	2011	327,806	—	235,620	508,640	158,000	—	3,161		1,233,227

*	Mr. Biddiscombe resigned effective May 17, 2013.

**	Mr. Mulligan’s last day of employment was June 4, 2013.

(1)	The amounts reported in Columns (e) and (f) of the table above for fiscal year 2013 reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our named executive officers during fiscal year 2013. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in Columns (e) and (f), please see the discussion of stock awards and option awards contained under the section entitled “Stock-Based Compensation — Stock-Based Compensation Expense” on page 59 of our Annual Report on Form 10-K for fiscal year 2013 filed with the SEC on May 23, 2013.

(2)

As described in the Compensation Discussion and Analysis above, the Compensation Committee granted RSU awards that were subject to performance-based vesting requirements to each of the named executive officers in May 2011 and in May 2012. Under applicable accounting rules, the accounting grant date fair value of performance-based awards is generally determined when the corresponding performance goals are set. Because the Compensation Committee retained discretion as to the performance goals that would apply to the May 2011 awards, the grant date fair value of these awards was not determined for accounting purposes until May 2012 when the Compensation Committee determined the vesting of the awards. By contrast, the specific performance goals applicable to the May 2012 awards were established by the Compensation Committee at the time the awards were granted, and the grant date fair value of these awards was determined for accounting purposes in May 2012. Under applicable SEC rules, each of these awards is required to be treated as compensation for the fiscal year in which the grant date for accounting purposes occurs. Accordingly, each of these awards is reported as compensation for fiscal year 2013 in the table above, as well as in the Grants of Plan-Based Awards in Fiscal Year 2013 Table below. The amounts reported in the “Stock Awards” column of the table above include the grant date fair value of these performance-based awards granted in May 2012 based on the probable outcome (determined as of the grant date in accordance with applicable accounting rules) of the performance-based conditions applicable to the awards. These award values are also reported in the Grants of Plan-Based Awards in Fiscal Year 2013 table below. If one assumes that the highest level of performance conditions is achieved, the grant date fair value for these awards would be as follows: H.K. Desai — $651,775; Jean Hu — $279,332; Rob Crawford — $279,332; Simon Biddiscombe — $869,033; and Perry Mulligan — $279,332.

(3)	This column includes life insurance premiums and contributions to the QLogic Corporation Retirement Savings Plan (401(k) Plan) paid by QLogic with respect to the named executive officer, and for fiscal year 2013, includes: (a) life insurance premiums paid by QLogic in the amount of $6,858 for Mr. Desai, $634 for Ms. Hu, $529 for Mr. Crawford, $810 for Mr. Biddiscombe and $1,501 for Mr. Mulligan; and (b) 401(k) Plan contributions by QLogic in the amount of $3,804 for Mr. Desai, $3,171 for Ms. Hu, $2,794 for Mr. Crawford, $4,650 for Mr. Biddiscombe and $3,136 for Mr. Mulligan.

(4)	In addition to the amounts identified in footnote (3) above, this amount includes the following benefits provided to Mr. Desai by the Company for fiscal year 2013: (i) payment for an executive physical in an amount of $1,174, and (ii) payment of membership dues in an amount of $19,080.

(5)	In addition to the amounts identified in footnote (3) above, this amount includes the following benefits provided to Mr. Biddiscombe by the Company for fiscal year 2013: (i) payment for an executive physical in an amount of $1,464, and (ii) payment of membership dues in an amount of $8,778.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our named executive officers for fiscal year 2013. The Summary Compensation Table includes fiscal year 2011 and 2012 information for those named executive officers who were also named executive officers in fiscal years 2011 or 2012. The primary elements of each named executive officer’s total compensation reported in the table are base salary, an annual cash incentive, and long-term equity incentives consisting of RSU awards and stock options. Named executive officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in footnotes (3), (4) and (5) to the table. We do not have employment agreements with our named executive officers, except for Mr. Desai. Details of Mr. Desai’s employment agreement are described below under “Employment Agreements.”

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in Fiscal Year 2013” table below, and the accompanying description of the material terms of the RSU awards and stock options granted in fiscal year 2013, provide information regarding the equity incentives awarded to our named executive officers in fiscal year 2013. The “Outstanding Equity Awards at End of Fiscal Year 2013” and “Option Exercises and Stock Vested — Fiscal Year 2013” tables below provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards.

Employment Agreements

In October 2010, QLogic entered into an employment agreement with Mr. Desai in connection with his transition from President and Chief Executive Officer to Executive Chairman. The agreement provides for a three-year term beginning November 15, 2010 and for Mr. Desai to receive a base salary and an annual incentive bonus as determined by the Compensation Committee. The initial annual base salary rate for Mr. Desai under the agreement is $530,000, and his annual target bonus is 100% of his annual base salary. Mr. Desai is eligible for annual equity awards consistent with the Compensation Committee’s policies on annual equity awards for executive-level employees. Mr. Desai is also entitled to participate in the Company’s benefit plans made available to the Company’s executive-level employees generally. Provisions of Mr. Desai’s agreement relating to post-termination employment benefits are discussed below under “Potential Payments Upon Termination or Change in Control.”

Grants of Plan-Based Awards in Fiscal Year 2013

The following table sets forth information regarding the plan-based awards that we granted during fiscal year 2013 to each of our named executive officers.

Name	Grant Date		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Potential Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
H.K. Desai	N/A		—	530,005	795,007	—	—	—	—	—	—	—
	5/24/2012		—	—	—	—	—	—	—	105,000	13.85	559,650
	5/24/2012	(2)	—	—	—	—	—	—	35,700	—	—	494,445
	5/24/2012		—	—	—	—	—	—	35,800	—	—	495,830
	5/24/2012	(3)	—	—	—	7,140	14,280	21,420	—	—	—	206,774
	5/24/2012	(3)	—	—	—	10,710	21,420	32,130	—	—	—	296,667
Jean Hu	N/A		—	226,159	339,238	—	—	—	—	—	—	—
	5/24/2012		—	—	—	—	—	—	—	44,800	13.85	238,784
	5/24/2012	(2)	—	—	—	—	—	—	5,000	—	—	69,250
	5/24/2012		—	—	—	—	—	—	15,300	—	—	211,905
	5/24/2012	(3)	—	—	—	3,060	6,120	9,180	—	—	—	88,618
	5/24/2012	(3)	—	—	—	4,590	9,180	13,770	—	—	—	127,143
Robert B. Crawford	N/A		—	201,153	301,729	—	—	—	—	—	—	—
	5/24/2012		—	—	—	—	—	—	—	44,800	13.85	238,784
	5/24/2012	(2)	—	—	—	—	—	—	4,500	—	—	62,325
	5/24/2012		—	—	—	—	—	—	15,300	—	—	211,905
	5/24/2012	(3)	—	—	—	3,060	6,120	9,180	—	—	—	88,618
	5/24/2012	(3)	—	—	—	4,590	9,180	13,770	—	—	—	127,143
Simon Biddiscombe	N/A		—	604,067	906,100	—	—	—	—	—	—	—
	5/24/2012		—	—	—	—	—	—	—	140,000	13.85	746,200
	5/24/2012	(2)	—	—	—	—	—	—	47,600	—	—	659,260
	5/24/2012		—	—	—	—	—	—	47,800	—	—	662,030
	5/24/2012	(3)	—	—	—	9,520	19,040	28,560	—	—	—	275,699
	5/24/2012	(3)	—	—	—	14,280	28,560	42,840	—	—	—	395,556
Perry M. Mulligan	N/A		—	224,827	337,241	—	—	—	—	—	—	—
	5/24/2012		—	—	—	—	—	—	—	44,800	13.85	238,784
	5/24/2012	(2)	—	—	—	—	—	—	13,770	—	—	190,714
	5/24/2012		—	—	—	—	—	—	15,300	—	—	211,905
	5/24/2012	(3)	—	—	—	3,060	6,120	9,180	—	—	—	88,618
	5/24/2012	(3)	—	—	—	4,590	9,180	13,770	—	—	—	127,143

(1)	The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For the assumptions and methodologies used to value the awards reported in Column (l), please see footnote (1) to the Summary Compensation Table.

(2)	These RSU awards were subject to performance-based vesting requirements and were granted by the Compensation Committee in May 2011. Because the Compensation Committee retained discretion as to the performance goals that would apply to the May 2011 awards, the grant date fair value of these awards was not determined for accounting purposes until May 2012 when the Compensation Committee determined the vesting of the awards. Under applicable SEC rules, these awards are required to be treated as compensation for the fiscal year in which the grant date for accounting purposes occurs. Accordingly, these awards are reported as compensation for fiscal year 2013 in this Grants of Plan-Based Awards in Fiscal Year 2013 table, as well as in the Summary Compensation Table above.

(3)

These RSU awards were subject to performance-based vesting requirements and were granted by the Compensation Committee in May 2012. The specific performance goals applicable to the May 2012 awards were established by the Compensation Committee at the time the awards were granted, and the grant date fair value of these awards was determined for accounting purposes in May 2012. Under applicable SEC rules, these awards are required to be treated as compensation for the fiscal year in which the grant date for accounting purposes occurs. Accordingly, these awards are reported as compensation for fiscal year 2013 in this Grants of Plan-Based Awards in Fiscal Year 2013 table, as well as in the Summary Compensation Table above, based on the probable outcome (as determined under applicable accounting rules) of the performance conditions applicable to the awards.

Description of Plan-Based Awards

Each of the equity awards reported in the “Grants of Plan-Based Awards in Fiscal Year 2013” table above was granted under, and is subject to, the terms of the 2005 Plan. The material terms of the non-equity incentive plan awards reported in the table are described in the “Compensation Discussion and Analysis” above.

Our Compensation Committee administers the 2005 Plan. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a named executive officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

If a change in control of the Company occurs (as determined under the 2005 Plan), each named executive officer’s outstanding awards granted under the plan will generally only become fully vested if (i) the Company dissolves or does not survive as a public company after the change in control transaction and (ii) the Compensation Committee does not provide for the substitution, assumption, exchange or other continuation of the outstanding awards. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction. In addition, each of our named executive officers may be entitled to accelerated vesting of their outstanding equity-based awards upon a termination of employment in connection with a change in control of QLogic. The terms of this accelerated vesting are described below under “Potential Payments Upon Termination or Change in Control.”

Options

Each option reported in Column (j) of the “Grants of Plan-Based Awards in Fiscal Year 2013” table above was granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date. Each of these options is subject to a four-year vesting schedule, with 25% vesting on the first anniversary of the grant date, and 6.25% vesting every three months thereafter for the remaining three years, in each case subject to the named executive officer’s continued employment with the Company through the vesting date.

Once vested, each option granted to our named executive officers under the 2005 Plan will generally remain exercisable until its normal expiration date. Each of the options granted under the 2005 Plan to our named executive officers in fiscal year 2013 has a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the named executive officer’s employment. Subject to any accelerated vesting that may apply in connection with a change in control, the unvested portion of the option will immediately cancel upon a termination of the named executive officer’s employment. The named executive officer will generally have three months to exercise the vested portion of the option following a termination of his employment. This period is extended to twelve months if the termination is a result of the named executive officer’s death or disability. For any termination by QLogic for cause, the option (whether vested or not) will cancel on the date of termination.

RSUs

Each RSU award reported in Columns (g) and (i) of the “Grants of Plan-Based Awards in Fiscal Year 2013” table above was granted to our named executive officers under the 2005 Plan and is subject to a four-year vesting schedule, with 25% of the total number of RSUs vesting on each of the first, second, third and fourth anniversaries of the award date, in each case subject to the named executive officer’s continued employment with the Company through the vesting date.

Upon vesting, QLogic will deliver to the named executive officer a number of shares of common stock equal to the number of RSUs subject to the award that have vested on the applicable vesting date, less any shares of common stock that may be withheld to satisfy the related minimum tax withholding obligations. Subject to any accelerated vesting that may apply in connection with a change in control, the unvested portion of any RSU award will immediately terminate upon a termination of the named executive officer’s employment.

Performance RSUs

As described in the Compensation Discussion and Analysis above, the Compensation Committee granted RSU awards that were subject to performance-based vesting requirements to each of the named executive officers in May 2011 and in May 2012. Under applicable accounting rules, the accounting grant date fair value of performance-based awards is generally determined when the corresponding performance goals are set. Because the Compensation Committee retained discretion as to the performance goals that would apply to the May 2011 awards, the grant date fair value of these awards was not determined for accounting purposes until May 2012 when the Compensation Committee determined the vesting of the awards. By contrast, the specific performance goals applicable to the May 2012 awards were established by the Compensation Committee at the time the awards were granted, and the grant date fair value of these awards was determined for accounting purposes in May 2012. Under applicable SEC rules, each of these awards is required to be treated as compensation for the fiscal year in which the grant date for accounting purposes occurs. Accordingly, each of these awards is reported as compensation for fiscal year 2013 in the Grants of Plan-Based Awards in Fiscal Year 2013 Table above.

Outstanding Equity Awards at End of Fiscal Year 2013

The following table presents information regarding the outstanding equity awards held by each of our named executive officers at the end of fiscal year 2013, including the vesting schedules for the portions of these awards that had not vested as of that date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)*
(a)	(b)	(c)		(d)	(e)	(f)		(g)
H.K. Desai	562,500	—		24.26	6/20/13	22,400	(1)	259,840
	225,000	—		25.05	9/22/13	20,800	(8)	241,280
	225,000	—		25.42	12/22/13	26,850	(9)	311,460
	225,000	—		20.51	3/22/14	26,775	(10)	310,590
	1	—		14.28	6/4/14	35,800	(11)	415,280
	550,000	—		18.00	5/15/16	7,140	(12)	82,824
	250,000	—		16.58	6/1/17
	300,000	—		15.06	6/10/18
	70,000	—		15.39	6/16/18
	346,875	23,125	(1)	13.96	5/21/19
	148,500	67,500	(2)	17.85	5/20/20
	45,937	59,063	(3)	15.64	5/25/21
	—	105,000	(4)	13.85	5/23/22
Jean Hu	43,750	56,250	(5)	17.91	4/24/21	9,750	(13)	113,100
	—	44,800	(4)	13.85	5/23/22	3,750	(10)	43,500
						15,300	(11)	177,480
						3,060	(12)	35,496
Robert B. Crawford	37,187	47,813	(6)	17.61	5/8/21	9,000	(14)	104,400
	—	44,800	(4)	13.85	5/23/22	3,375	(10)	39,150
						15,300	(11)	177,480
						3,060	(12)	35,496
Simon Biddiscombe	100,000	—		16.10	4/22/18	6,050	(1)	70,180
	93,750	6,250	(1)	13.96	5/21/19	6,600	(8)	76,560
	46,750	21,250	(2)	17.85	5/20/20	11,778	(15)	136,625
	62,768	48,820	(7)	17.83	11/15/20	35,850	(9)	415,860
	61,250	78,750	(3)	15.64	5/25/21	35,700	(10)	414,120
	—	140,000	(4)	13.85	5/23/22	47,800	(11)	554,480
						9,520	(12)	110,432
Perry M. Mulligan	70,000	—		15.19	11/1/17	5,875	(1)	68,150
	106,000	—		15.06	6/10/18	6,600	(8)	76,560
	93,750	6,250	(1)	13.96	5/21/19	11,475	(9)	133,110
	46,750	21,250	(2)	17.85	5/20/20	10,328	(10)	119,805
	19,600	25,200	(3)	15.64	5/25/21	15,300	(11)	177,480
	—	44,800	(4)	13.85	5/23/22	3,060	(12)	35,496

*	The dollar amounts shown in Column (g) are determined by multiplying (x) the number of shares or units reported in Column (f) by (y) $11.60 (the closing price of our Common Stock on the last trading day of fiscal year 2013).

(1)	The remaining unvested portion of these awards is scheduled to vest on May 21, 2013.

(2)	The unvested portion of these awards is scheduled to vest in five quarterly installments, commencing on May 20, 2013.

(3)	The unvested portion of these awards is scheduled to vest in nine quarterly installments, commencing on May 26, 2013.

(4)	The unvested portion of these awards is scheduled to vest as to 25% of the award on May 24, 2013 and in twelve quarterly installments thereafter.

(5)	The unvested portion of this award is scheduled to vest in nine quarterly installments, commencing on April 25, 2013.

(6)	The unvested portion of this award is scheduled to vest in nine quarterly installments, commencing on May 9, 2013.

(7)	The unvested portion of this award is scheduled to vest in seven quarterly installments, commencing on May 15, 2013.

(8)	The unvested portion of these awards is scheduled to vest in two annual installments commencing on May 20, 2013.

(9)	The unvested portion of these awards is scheduled to vest in three annual installments commencing on May 26, 2013.

(10)	The unvested portion of these awards is scheduled to vest in three annual installments commencing on May 26, 2013. These RSU awards were subject to performance-based vesting requirements and were granted by the Compensation Committee on May 26, 2011. The numbers in the table above are presented after giving effect to the Compensation Committee’s determination in May 2012 as to the RSUs that are eligible to vest based on the Company’s performance for the applicable period.

(11)	The unvested portion of these awards is scheduled to vest in four annual installments commencing on May 24, 2013.

(12)	The unvested portion of these awards is scheduled to vest in four annual installments commencing on May 24, 2013. These RSU awards were subject to performance-based vesting requirements and were granted by the Compensation Committee on May 24, 2012. The numbers in the table above are presented after giving effect to the Compensation Committee’s determination in May 2013 as to the RSUs that are eligible to vest based on the Company’s performance for the applicable period.

(13)	The unvested portion of this award is scheduled to vest in three annual installments commencing on April 25, 2013.

(14)	The unvested portion of this award is scheduled to vest in three annual installments commencing on May 9, 2013.

(15)	The unvested portion of this award is scheduled to vest in two annual installments commencing on November 15, 2013.

Option Exercises and Stock Vested — Fiscal Year 2013

The following table presents information regarding the exercise of stock options by named executive officers during fiscal year 2013 and the vesting during fiscal year 2013 of other stock awards previously granted to the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
H.K. Desai	—	—	69,425	982,785
Jean Hu	—	—	4,500	71,923
Robert B. Crawford	—	—	4,125	61,429
Simon Biddiscombe	—	—	44,089	588,917
Perry M. Mulligan	—	—	22,692	319,914

(1)	The value realized upon exercise is the difference between the fair market value of QLogic’s common stock at the time the stock options were exercised and the option exercise price, multiplied by the number of stock options exercised.

(2)	The value realized on vesting is the closing market price of QLogic’s common stock on the date that the RSUs vest (or if the markets are closed on the date that the RSUs vest, the closing market price of QLogic’s common stock on the last day that the markets were open) multiplied by the number of RSUs that vest.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to certain named executive officers in connection with a termination of their employment with QLogic or a change in control of QLogic. As prescribed by the SEC’s rules, in calculating the amount of any potential payments to the named executive officer under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment and change in control of QLogic) occurred on the last business day of fiscal year 2013 and that the price per share of our common stock is equal to the closing price as of that date.

Change in Control Severance Agreements

QLogic is a party to Change in Control Severance Agreements with certain of its named executive officers (the “Change in Control Severance Agreement”). In addition, as of the end of fiscal year 2013 QLogic was a party to Change in Control Severance Agreements with Messrs. Biddiscombe and Mulligan. Mr. Biddiscombe’s last day of employment with the Company was May 17, 2013, and Mr. Mulligan’s last day of employment with the Company was June 4, 2013. Information regarding the Change in Control Severance Agreements of Messrs. Biddiscombe and Mulligan is provided hereunder for informational purposes only.

Under the Change in Control Severance Agreement, in the event that the Company terminates the executive’s employment without cause or in the event that the executive terminates his or her employment for good reason, in either case within 6 months before or 24 months after a change in control of the Company, the executive would be entitled to receive a cash lump sum payment equal to (i) the sum of the executive’s annual base salary and the greater of the executive’s maximum annual cash bonus for the year in which the termination occurs or the highest annual bonus paid to the executive for any one of the three preceding fiscal years, multiplied by (ii) a specified multiplier (for Messrs. Desai and Biddiscombe, the specified multiplier is two; for Ms. Hu, the specified multiplier is one and one half; and for Messrs. Crawford and Mulligan, the specified multiplier is one). For these purposes, the terms “cause,” “good reason” and “change in control” are defined in the Change in Control Severance Agreement. In addition, the Company will pay or reimburse the executive for the cost of the premiums charged to continue the executive’s and his or her dependents’ health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA) for up to a specified period of time following the termination (for Messrs. Desai and Biddiscombe, the specified period of time is two years; for Ms. Hu and Messrs. Crawford and Mulligan, the specified period of time is one year). Any stock option or other equity-based award granted by the Company to the executive, to the extent then outstanding and not otherwise vested, will generally become fully vested in connection with such termination from employment. The Change in Control Severance Agreement typically has a two-year term and will automatically extend for one additional year on the anniversary of the effective date of the Agreement, unless the Compensation Committee notifies the executive that the Agreement will not be extended. For Mr. Desai, the term of the Change in Control Severance Agreement continues through November 15, 2013, with automatic one-year extensions beginning November 15, 2012 and each November 15 thereafter (such that on November 15, 2012 the term of the agreement would be extended through November 15, 2014, and so on), unless the Compensation Committee notifies Mr. Desai that the agreement will not be extended.

Under the Change in Control Severance Agreement, the executive is not entitled to any tax gross-up payments from the Company. Instead, should any benefits payable to the executive in connection with a change in control of the Company be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, the executive will be entitled to either payment of the benefits in full (but no gross-up payment) or a reduction in the benefits to the extent necessary to avoid triggering the excise tax, whichever would result in the executive receiving the greater benefit on an after-tax basis.

The following chart presents the Company’s estimate of the amount of the severance benefits to which each named executive officer would be entitled under his or her Change in Control Severance Agreement if his or her employment terminated under the circumstances described above in connection with a change in control of the Company, and assuming for purposes of this illustration that the termination of employment occurred on March 31, 2013.

Name	Cash Severance ($)	Continuation of Health Benefits ($)	Equity Acceleration ($)(1)	Total ($)
H.K. Desai	2,120,020	33,861	1,952,570	4,106,451
Jean Hu	883,742	13,072	511,560	1,408,374
Robert B. Crawford	513,153	23,963	498,510	1,035,626
Simon Biddiscombe	2,429,238	47,592	2,219,985	4,696,815
Perry M. Mulligan	572,832	17,053	752,585	1,342,470

(1)	This column reports the intrinsic value of the unvested portions of each executive’s awards that would accelerate in these circumstances. For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company’s common stock on March 28, 2013 ($11.60) exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For RSU awards, this value is calculated by multiplying the closing price of the Company’s common stock on March 28, 2013 by the number of units subject to the accelerated portion of the award.

Severance Agreements

H.K. Desai

As described above, the Company entered into a three-year employment agreement with Mr. Desai (the “Employment Agreement”) beginning November 15, 2010. Under the Employment Agreement, if Mr. Desai’s employment with the Company during the term of the agreement is terminated by the Company without cause or by Mr. Desai for good reason (as such terms are defined in the Employment Agreement and other than in connection with a change in control as described above), Mr. Desai would be entitled to a severance benefit equal to the greater of (1) his base salary in effect on the termination date calculated for the remainder of the period of the Employment Agreement plus his annual target bonus in effect on the termination date calculated for the remainder of the period of the Employment Agreement or (2) one times his base salary in effect on the termination date plus one times his annual target bonus in effect on the termination date. He would also be entitled to payment of a prorated bonus for the fiscal year in which the termination occurs and to payment by the Company of the cost of his COBRA premiums for continued health coverage for him and his eligible dependents for up to 12 months following the termination date. Mr. Desai’s right to receive the severance benefits described above is subject to his execution of a general release of claims in favor of the Company as well as his compliance with certain non-solicitation and other restrictive covenants set forth in the Employment Agreement. Under the terms of the Employment Agreement, Mr. Desai cannot receive severance payments under both the Employment Agreement and his Change in Control Severance Agreement. In the event that Mr. Desai’s termination qualifies for severance benefits under both agreements, Mr. Desai will receive only the severance payment detailed in the Change in Control Severance Agreement, as described above.

The following chart presents the Company’s estimate of the amount of the severance benefits to which Mr. Desai would be entitled under the Employment Agreement if his employment terminated under the circumstances described above, and assuming for purposes of this illustration that the termination of employment occurred on March 31, 2013.

Name	Cash Severance ($)(1)	Continuation of Health Benefits ($)	Total ($)
H.K. Desai	1,060,010	17,053	1,077,063

(1)	The cash severance is equal to Mr. Desai’s base salary and annual target bonus in effect on March 31, 2013. Mr. Desai would have been entitled to the full amount of his bonus for the 2013 fiscal year if he were employed by us through March 31, 2013, so the pro-rata bonus provisions described above would not apply.

Simon Biddiscombe

In connection with his resignation, Mr. Biddiscombe entered into a General Release Agreement with the Company on May 17, 2013 (the “Release Agreement”). The Release Agreement had a seven-day revocation period, which resulted in an effective date for the Release Agreement of May 25, 2013. Under the Release Agreement, Mr. Biddiscombe received a separation payment of $610,500, and a payment of $294,261 for his fiscal year 2013 annual cash incentive award. He also received accelerated vesting of outstanding and unvested RSUs granted by the Company that were otherwise scheduled to vest on or before May 31, 2014 (which consisted of 94,899 RSUs). The aggregate value of the RSUs that vested upon effectiveness of the Release Agreement (based on the closing stock price on Friday, May 24, 2013) was $886,357. Pursuant to the 2005 Plan, any unvested options and RSUs held by Mr. Biddiscombe on the date of termination of his employment (after giving effect to the vesting described above) were immediately forfeited. Upon termination of his employment Mr. Biddiscombe also became entitled to payments to cover the cost of COBRA premiums for him and his dependents through May 31, 2014. QLogic estimates that the monthly cost to pay Mr. Biddiscombe’s COBRA premiums will be $1,997. The Agreement also included a release by Mr. Biddiscombe of claims against the Company.

PROPOSAL NO. 2

AMENDMENT TO THE QLOGIC CORPORATION

2005 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve an amendment to the QLogic Corporation 2005 Performance Incentive Plan, as amended (the “2005 Plan”), which was previously adopted by the Board of Directors, subject to stockholder approval. If stockholders approve this 2005 Plan amendment, the Performance-Based Award feature of the 2005 Plan will be extended to June 8, 2015, which is the expiration date for the 2005 Plan. We are not seeking to increase the number of shares authorized for issuance under the 2005 Plan.

Section 162(m) of the Internal Revenue Code generally limits the deductibility of executive compensation paid to our named executive officers in any one year to $1 million. An exception to this limitation applies to qualified “performance-based compensation” as defined in the U.S. Treasury regulations under Section 162(m) of the Code. This exception is referred to as the “performance-based compensation exception.”

One element of the 2005 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m). These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2005 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. (See “Summary Description of the 2005 Performance Incentive Plan — Performance-Based Awards” below.)

One of the requirements under the “performance-based compensation exception” of Section 162(m) is shareholder approval of the plan under which the awards are granted. We are required to obtain this approval for Performance-Based Awards at least every five years in order to enable us to claim an income tax deduction when we pay such awards. Stockholders last approved the Performance-Based Award feature of the 2005 Plan in August 2008.

If stockholders do not approve this proposal, the current terms of the Performance-Based Award feature under, and other terms and conditions of, the 2005 Plan will continue in effect. However, our authority to grant Performance-Based Awards under the 2005 Plan will expire as of the 2013 Annual Meeting of Stockholders and we will not be able to grant Performance-Based Awards after that date unless and until the requisite stockholder approval is obtained in accordance with the provisions of Section 162(m).

As of June 27, 2013, a total of 15,976,922 shares of our common stock were then subject to outstanding awards granted under the 2005 Plan, and 9,444,345 shares of the Company’s common stock were then available for new award grants under the 2005 Plan. For all of the Company’s equity incentive plans (including the 2005 Plan), as of June 27, 2013, a total of 15,372,157 shares of the Company’s common stock were subject to outstanding options (with a weighted-average exercise price of $16.75 and a weighted-average remaining term of 4.75 years), and a total of 3,273,742 shares of the Company’s common stock were subject to outstanding full-value awards. In each case, these numbers are calculated assuming that outstanding full-value awards subject to performance-based vesting requirements are ultimately paid out at target levels of performance. The Company’s outstanding options generally may not be transferred to third parties for value and do not include dividend equivalent rights. As noted above, this proposal will not increase the number of shares authorized for issuance under the 2005 Plan.

Summary Description of the 2005 Performance Incentive Plan

The following is a summary of the principal features of the 2005 Plan, as amended by the Board. This summary, however, does not purport to be a complete description of all of the provisions of the 2005 Plan and is qualified in its entirety by the full text of the attached amended and restated 2005 Plan, which has been filed as Exhibit A to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov. A copy of the amended and restated version of the 2005 Plan document may also be obtained without charge by writing the Secretary of the Company at our principal executive office.

Purpose.    The purpose of the 2005 Plan is to promote the success of QLogic and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of QLogic. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2005 Plan. Our Board of Directors has delegated general administrative authority for the 2005 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2005 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more of our officers. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2005 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2005 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•

to allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.    In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2005 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility.    Persons eligible to receive awards under the 2005 Plan include our officers, employees, directors and certain of our consultants and advisors. Currently, 1,182 of our officers and employees (including each of the named executive officers currently employed by us) and each of our six non-employee directors are considered eligible under the 2005 Plan. A summary of the material terms of the director grant program adopted by the Board under the 2005 Plan can be found under the heading “Director Compensation — Stock Awards” in Proposal One above.

Authorized Shares; Limits on Awards.    The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2005 Plan equals the sum of (i) 25,100,000 shares, plus (ii) the number of shares subject to stock option grants under the QLogic Corporation Stock Awards Plan and outstanding on August 23, 2005 (the date of the 2005 Annual Meeting) which expire, or for any reason are canceled or terminated, after August 23, 2005 without being exercised. No additional awards will be granted under the QLogic Corporation Stock Awards Plan.

Shares issued in respect of any “full-value award” granted under the 2005 Plan are currently counted against the share limit described in the preceding paragraph as 1.75 shares for every one share issued in connection with the award. For example, if 100 shares were issued as a stock bonus under the 2005 Plan, 175 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2005 Plan other than a stock option or stock appreciation right.

The following other limits are also contained in the 2005 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2005 Plan is 40,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the 2005 Plan is 4,000,000 shares.

•

“Performance-Based Awards” under Section 5.2 of the 2005 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $5,000,000, and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 4,000,000 shares.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2005 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the number of shares delivered with respect to the award shall be counted against the share limits of the 2005 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2005 Plan will again be available for subsequent awards under the 2005 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2005 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, are not available for subsequent awards under the 2005 Plan. The Company may not increase the applicable share limits of the 2005 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise). In addition, the 2005 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of QLogic through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2005 Plan.

Types of Awards.    The 2005 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2005 Plan. The 2005 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards under the 2005 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the 2005 Plan. Incentive stock options may only be granted to our employees.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2005 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2005 Plan as described in “Performance-Based Awards” below.

Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2005 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of QLogic on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, the fair market value of a share of our common stock, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2005 Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of QLogic, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if stockholders prior to a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction do not continue to own more than 50% of the voting securities of QLogic (or a successor or a parent) following such a transaction involving QLogic or any of its subsidiaries, if a sale or other disposition of all or substantially all of our assets or the acquisition of assets or stock of another entity by QLogic or any of its subsidiaries occurs, or if QLogic is dissolved or liquidated, then awards then-outstanding under the 2005 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2005 Plan.

Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the 2005 Plan, awards under the 2005 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2005 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.    The 2005 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

Termination of or Changes to the 2005 Plan.    The Board of Directors may amend or terminate the 2005 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Internal Revenue Code to preserve the intended tax consequences of the 2005 Plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2005 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2005 Plan will terminate on June 8, 2015. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2005 Plan

The U.S. federal income tax consequences of the 2005 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2005 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, we are generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2005 Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, we may not be permitted in certain circumstances to deduct the aggregate compensation in excess of $1 million attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code.

Specific Benefits under the 2005 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendment to the 2005 Plan. The Company is not currently considering any other specific award grants under the 2005 Plan. If the proposed amendment to the 2005 Plan had been in effect in fiscal year 2013, the Company expects that its award grants for fiscal year 2013 would not have been substantially different from those actually made in that year under the 2005 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal year 2013, see the “Grants of Plan-Based Awards in Fiscal Year 2013” table above.

The closing market price for a share of the Company’s common stock as of June 27, 2013 was $9.59 per share, and the Company’s total number of outstanding shares of common stock on that date was 88,424,387.

Aggregate Past Grants Under the 2005 Plan

As of June 27, 2013, awards covering 35,138,346 shares of our common stock had been granted under the 2005 Plan, which includes 436,371 shares related to certain performance-based awards issued in connection with our previous acquisitions. The following table shows information regarding the distribution of those awards, excluding the performance-based awards, among the persons and groups identified below, option exercises and RSU vesting prior to and option and unvested RSU holdings as of that date.

	Stock Options				Restricted Stock Units
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of June 27, 2013		Number of RSUs Subject to Past Grants	Number of RSUs Vested as of June 27, 2013	Number of RSUs Outstanding and Unvested as of June 27, 2013
Name and Position			Exercisable	Unexercisable
Executive Group:
H.K. Desai	2,191,000	225,000	1,780,750	185,250	658,700	437,285	192,855
Chairman of the Board
and Executive Chairman

Jean Hu	144,800	—	61,200	83,600	117,900	13,590	92,070
Interim Chief Executive
Officer, Senior Vice President and
Chief Financial Officer

Robert B. Crawford	129,800	—	53,700	76,100	79,900	12,840	54,320
Senior Vice President,
Worldwide Sales

Simon Biddiscombe	659,588	—	371,492	—	271,756	175,277	—
Former President and
Chief Executive Officer

Perry M. Mulligan	433,600	—	360,600	—	122,900	77,525	—
Former Senior Vice
President, Worldwide Operations
All current Executive Officers, as a Group (4 persons):	2,900,400	287,500	2,206,050	406,850	1,012,700	547,855	397,185
Non-Executive Director Group:
Balakrishnan S. Iyer	126,657	—	119,254	7,403	22,631	16,000	6,631
Christine King	24,814	—	—	24,814	9,443	—	9,443
Kathryn B. Lewis	104,657	—	97,254	7,403	16,631	10,000	6,631
D. Scott Mercer	63,071	—	41,787	21,284	9,631	3,000	6,631
George D. Wells	126,657	—	119,254	7,403	22,631	16,000	6,631
William M. Zeitler	63,071	—	41,787	21,284	9,631	3,000	6,631
Total for Non-Executive Director Group:	508,927	—	419,336	89,591	90,598	48,000	42,598
Each other person who has received 5% or more of the options, warrants or rights under the 2005 Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
All employees, including all current officers who are not executive officers or directors, as a group	21,185,384	3,568,657	8,161,695	1,419,658	9,003,966	4,469,017	2,833,959
Total	24,594,711	3,856,157	10,787,081	1,916,099	10,107,264	5,064,872	3,273,742

Mr. Desai and each of the non-executive directors identified above is a nominee for re-election as a director at the 2013 Annual Meeting.

Equity Compensation Plan Information

For more information on our equity compensation plans, please see “Equity Compensation Plan Information” on pages 54-55 below.

Vote Required for Approval of the Amendment to the 2005 Performance Incentive Plan

The Board of Directors believes that the approval of the amendment to the 2005 Plan will promote the interests of QLogic and its stockholders and will help us continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2005 Plan and thus have a personal interest in the 2005 Plan.

Approval of the amendment to the 2005 Plan requires the affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2005 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN THE AMENDED AND RESTATED QLOGIC CORPORATION 2005 PERFORMANCE INCENTIVE PLAN (WHICH IS AVAILABLE AS DESCRIBED IN THE FIRST PARAGRAPH UNDER “SUMMARY DESCRIPTION OF THE 2005 PERFORMANCE INCENTIVE PLAN” ABOVE).

PROPOSAL NO. 3

AMENDMENTS TO THE

QLOGIC CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN

We are asking you to approve certain amendments to our 1998 Employee Stock Purchase Plan, as amended (the “ESPP”). On February 7, 2013 and May 23, 2013, the Board approved changes to the ESPP that reflect, among other things, the following amendments which are subject to stockholder approval of this proposal:

•

Increase in Aggregate Share Limit.    The amended and restated version of the ESPP would increase the number of shares of our common stock available for issuance under the ESPP by an additional 3,000,000 shares.

•	Extension of the Plan Term. The amended and restated version of the ESPP would extend the term of the plan until May 23, 2023.

The Board of Directors believes these amendments are necessary to help ensure a sufficient reserve of common stock remains available for issuance under the ESPP to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. If stockholders do not approve the ESPP proposal, the existing share limit for the ESPP will remain in effect, and the ESPP will terminate on December 31, 2018.

Summary Description of the 1998 Employee Stock Purchase Plan

The following is a summary of the principal features of the ESPP, as amended by the Board through May 23, 2013. This summary, however, does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by the full text of the attached amended and restated ESPP, which has been filed as Exhibit B to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov. A copy of the amended and restated version of the ESPP document may also be obtained without charge by writing the Secretary of the Company at our principal executive office.

Overview.    The ESPP was initially established on April 9, 1998 and was approved by our stockholders on August 27, 1998. The ESPP was amended and restated in its entirety, most recently on May 23, 2013. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. It provides each of our eligible employees with an opportunity to purchase shares of common stock through accumulated payroll deductions in each purchase period in which he or she participates.

Offering Periods and Purchase Dates.    Shares of common stock are offered under the ESPP through a series of offering periods. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on the last day of each offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations.

The price paid for the purchase of stock is 85% of the lower of (a) the fair market value of our common stock at the beginning of the offering period or (b) the fair market value of our common stock at the end of the offering period. On June 27, 2013, the closing price of our common stock as reported on The NASDAQ Stock Market was $9.59.

Participants in the ESPP generally may not accrue rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Internal Revenue Code) of the Company and its subsidiaries at a rate exceeding $25,000 (based on the fair market value of the stock at the beginning of the applicable offering period) for each calendar year in which the purchase right is outstanding. In addition, an employee will not be permitted to purchase more than 10,000 shares during any offering period.

Currently, a maximum of 6,000,000 shares of our common stock may be delivered pursuant to purchase rights granted under the ESPP. If stockholders approve the ESPP proposal, this share limit will be increased to 9,000,000 shares (an increase of 3,000,000 shares). This share limit is subject to customary adjustments in the case of stock splits, reorganizations, mergers and other similar unusual or extraordinary corporate events. As of June 27, 2013, 137,856 shares remained available for issuance under the ESPP, and the Company had a total of 88,424,387 shares of common stock issued and outstanding. The 3,000,000 additional shares that could be issued under the proposed increase in the ESPP share limit, plus the 137,856 shares that remained available for issuance under the ESPP as of June 27, 2013, equal approximately 3.5% of the Company’s total issued and outstanding shares of common stock as of that date.

Eligibility and Participation.    All persons who are employed by the Company or designated subsidiaries on a given enrollment date, including officers and employee directors, and who are customarily employed by the Company for at least 20 hours per week and more than 5 months per calendar year are eligible to participate in the ESPP. An eligible employee may become a participant by completing a stock purchase agreement authorizing payroll deductions and filing it with the Company’s payroll office prior to the applicable enrollment date. Payroll deductions are generally limited to 10% of each participant’s compensation, and a participant generally may elect to increase, decrease or terminate his or her contributions one time during an offering period. Participation ends automatically on termination of employment.

As of June 27, 2013, 1,176 employees, including officers and employee directors, are eligible to participate in the ESPP. No employee can participate in the ESPP if after entering the offering period, he or she would be deemed to own stock of the Company possessing more than five percent of the total combined voting power of all of the Company’s outstanding stock.

Transfer Restrictions.    A participant’s rights with respect to purchase rights under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration, Amendment and Termination of the Plan.    The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. Currently, the Compensation Committee administers the ESPP. The Board of Directors may at any time and for any reason terminate or amend the ESPP. Except as provided in the ESPP, no termination can affect purchase rights previously granted, nor may any amendment make any change in any purchase right already granted which adversely affects the rights of any participant. Stockholder approval may be required for certain amendments in order to comply with the federal securities or tax laws, or any other applicable law or regulation. Unless terminated sooner, the ESPP will terminate on May 23, 2023 if the proposed amendments are approved by the stockholders.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of the ESPP and does not attempt to describe all possible federal or other tax consequences of particular or unique circumstances. State, local and foreign tax treatment, which is also not described below, may vary from the U.S. federal income tax treatment. All eligible employees are advised to consult their own tax advisors concerning the tax implications of participating in the ESPP and of selling stock acquired under the ESPP.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP purchase rights. The Company will have no tax deduction with respect to either of those events.

The tax consequences of a disposition of shares acquired under the ESPP vary depending on the period of time such stock is held before its disposition. If a participant disposes of shares within two years after the beginning of the offering period in which the shares are acquired or within one year after the purchase date on which the shares are acquired (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Any additional gain or resulting loss recognized by the participant from the disposition of the shares will receive capital gain or loss treatment.

If the participant disposes of shares more than two years after his or her entry date into the offering period in which the shares are acquired and more than one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (a) the amount by which the fair market value of the shares on the date of disposition exceeded the purchase price and

(b) the amount by which the fair market value of the shares on the first date of the offering period exceeded the purchase price. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.

A capital gain or loss will generally be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less.

If the participant disposes of the shares in a disqualifying disposition, the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder. In all other cases, no deduction is allowed by the Company.

New Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. If the amended and restated version of the ESPP had been in effect for fiscal year 2013, we do not expect that the number of shares purchased by participants in the plan during that year would have been materially different than the number of shares purchased as set forth in the table below.

The closing market price of a share of the Company’s common stock as of June 27, 2013 was $9.59 per share, and the Company’s total number of issued and outstanding shares of common stock on that date was 88,424,387.

As of June 27, 2013, 5,862,144 shares of our common stock had been purchased under the ESPP. The following number of shares have been purchased by the persons and groups identified below:

Aggregate Past Purchases Under the 1998 Employee Stock Purchase Plan

Name and Position	Aggregate Number of Shares Purchased Under the Plan in Fiscal Year 2013	Aggregate Number of Shares Purchased Under the Plan in All Completed Purchase Periods
Executive Group:
H.K. Desai	2,097	24,238
Chairman of the Board and Executive Chairman

Jean Hu	0	0
Interim Chief Executive Officer, Senior Vice President
and Chief Financial Officer

Robert B. Crawford	0	0
Senior Vice President, Worldwide Sales

Simon Biddiscombe	0	4,883
Former President and Chief Executive Officer

Perry M. Mulligan	1,076	1,583
Former Senior Vice President, Worldwide Operations
All current Executive Officers, as a Group (4 persons):	2,097	26,939
Non-Executive Director Group:
Balakrishnan S. Iyer	0	0
Christine King	0	0
Kathryn B. Lewis	0	0
D. Scott Mercer	0	0
George D. Wells	0	0
William M. Zeitler	0	0
Total for Non-Executive Director Group	0	0
All employees, including all current officers who are not executive officers or directors, as a group	738,590	5,835,205
Total	740,687	5,862,144

Mr. Desai and each of the non-executive directors identified above is a nominee for re-election as a director at the 2013 Annual Meeting. The 740,687 shares purchased under the ESPP in fiscal year 2013 equal approximately 0.8% of the Company’s total issued and outstanding common stock as of June 27, 2013. As additional context, a total of 555,949 shares of our common stock were purchased under the ESPP in fiscal year 2012, and a total of 448,850 shares of our common stock were purchase under the ESPP in fiscal year 2011. The total number of shares of our common stock issued and outstanding at the end of fiscal years 2013, 2012 and 2011 were 89,960,000, 98,777,000 and 104,717,000, respectively.

Equity Compensation Plan Information

For more information on our equity compensation plans, please see “Equity Compensation Plan Information” on pages 54-55 below.

Vote Required for Approval of the Amendments to the 1998 Employee Stock Purchase Plan

The Board of Directors believes that the approval of the amendments to the ESPP will promote the interests of QLogic and its stockholders and will help us continue to be able to attract, retain and reward persons important to our success.

Members of the Board of Directors who are not employees are not eligible to participate in the ESPP. All of the Company’s executive officers (including the named executive officers) are eligible to participate in the ESPP and thus have a personal interest in the approval of the amendments to the ESPP.

Approval of the amendments to the ESPP requires the affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN, AS DESCRIBED ABOVE AND SET FORTH IN THE AMENDED AND RESTATED QLOGIC CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN (WHICH IS AVAILABLE AS DESCRIBED IN THE FIRST PARAGRAPH UNDER “SUMMARY DESCRIPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN” ABOVE).

PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our executive compensation program. For a detailed description of the compensation we provide to our named executive officers, please see the “Compensation Discussion and Analysis” beginning on page 17 of this proxy statement and the compensation tables and narratives that follow that discussion.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay,” and provides you, as a stockholder, with the ability to cast an advisory vote with respect to our fiscal year 2013 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”

As an advisory vote, this proposal is not binding upon the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders by means of their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2014 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as our independent registered public accounting firm for fiscal year 2014. KPMG LLP has served as our independent registered public accounting firm since our inception. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

This matter is not required to be submitted for stockholder approval, but the Board of Directors, as a matter of good corporate practice, has elected to seek ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2014 by seeking the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

PRINCIPAL ACCOUNTANTS’ FEES

In connection with the audit of the consolidated financial statements for the fiscal year ended March 31, 2013, QLogic entered into an engagement letter with KPMG LLP that set forth the terms by which KPMG would perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

For the fiscal years ended March 31, 2013 and April 1, 2012, we incurred fees for services rendered by KPMG LLP in the following amounts:

	Fiscal Year 2013	Fiscal Year 2012
Audit Fees	$1,325,000	$1,420,000
Audit-Related Fees	—	—
Tax Fees	111,000	385,000
All Other Fees	—	—

Tax Fees in fiscal years 2013 and 2012 consist of tax compliance and consulting, including international tax advice.

The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy provides that KPMG LLP is required to seek pre-approval by the Audit Committee (or a designated member of the committee) of all tax and other non-audit related services by providing a description of the services to be performed and specific fee estimates for each such service. In fiscal year 2013, all fees of KPMG LLP were pre-approved by the Audit Committee.

The Audit Committee has concluded that the performance by KPMG LLP of the above non-audit services is compatible with maintaining the independence of KPMG LLP.

AUDIT COMMITTEE REPORT

Management has primary responsibility for the Company’s financial statements and financial reporting process, including the Company’s system of internal accounting controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements. The Audit Committee oversees the Company’s financial reporting processes and systems of internal accounting controls, the independence and performance of the independent registered public accounting firm and the performance of the internal auditors.

The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with management and the independent registered public accounting firm. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with the independent registered public accounting firm its evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent registered public accounting firm in accordance with standards of the Public Company Accounting Oversight Board.

The Audit Committee also received from the independent registered public accounting firm written disclosures as provided for in the requirements of the Public Company Accounting Oversight Board describing any relationships with the Company that may bear on the auditors’ independence and has discussed with the independent registered public accounting firm its independence from the Company and its management. When evaluating independence, the Audit Committee considered whether the services of the independent registered public accounting firm to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements were compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and non-audit services.

Based on the review and discussions noted above, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited con-

solidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2013, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market, and Messrs. Iyer, Mercer and Wells are “audit committee financial experts” as defined by rules adopted by the Securities and Exchange Commission.

The Audit Committee

Balakrishnan S. Iyer, Chair

Kathryn B. Lewis

D. Scott Mercer

George D. Wells

The information contained in the above report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

RELATED PERSON TRANSACTIONS AND PROCEDURES

Pursuant to its written charter, the Audit Committee of the Board has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties, which includes any transaction in which (i) the amount exceeds $120,000, (ii) the Company is, was or is proposed to be a participant and (iii) such person or such person’s immediate family members has, had or may have a direct or indirect material interest (a “Related Person Transaction”). During this process, Related Person Transactions are disclosed to all Board members. The Audit Committee intends to approve only those Related Person Transactions that are in the best interests of the Company and our stockholders. During fiscal year 2013, there were no transactions or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest as defined by SEC rules and regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file various reports with the SEC concerning their ownership and changes in ownership of our securities. Copies of these filings must be furnished to us. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during our fiscal year 2013, our directors, executive officers and 10% beneficial owners have complied with all Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the following equity compensation plans:

•	QLogic Corporation 2005 Performance Incentive Plan

•	QLogic Corporation 1998 Employee Stock Purchase Plan

•	QLogic Corporation Stock Awards Plan

•	QLogic Corporation Non-Employee Director Stock Option Plan

Each of the plans identified above was approved by our stockholders. Although there are outstanding equity-based awards under the QLogic Corporation Stock Awards Plan and the QLogic Corporation Non-Employee Director Stock Option Plan, we are no longer authorized to issue new equity-based awards under either of these plans.

The following table sets forth the number of shares of our common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights as of March 31, 2013		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans as of March 31, 2013 (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	20,368,365	(1)	$17.14	(2)	9,836,641	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	20,368,365		$17.14		9,836,641

(1)	Of these shares, 16,828,953 were subject to outstanding stock options and 3,539,412 were subject to outstanding awards of RSUs (including 288,825 performance RSUs). This number does not include options outstanding under the 1998 Employee Stock Purchase Plan, as amended (the “ESPP”) for the offering period in progress on March 31, 2013 as the number of shares subject to those options is indeterminable until the end of the offering period.

(2)	This calculation does not reflect options outstanding under the ESPP for the offering period in progress on March 31, 2013 as the exercise price of those options is not determinable until the end of the offering period and does not reflect the then-outstanding RSUs.

(3)	Of these shares, 9,486,050 were available for additional award grants under the 2005 Plan and 350,591 were available for additional purchases under the ESPP. The shares available for awards under the 2005 Plan are, subject to certain other limits of the 2005 Plan, generally available for any type of award authorized under the 2005 Plan including stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards, performance unit awards and other stock-based awards.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2014 Annual Meeting and include it in our Proxy Statement with respect to that meeting should arrange for the proposal to be delivered to us at our principal place of business no later than March 20, 2014, which is 120 calendar days prior to the anniversary of the mailing date of this year’s Proxy Statement, in order to be considered for possible inclusion in the Proxy Statement for that meeting. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our Proxy Statement for our 2014 Annual Meeting is instead a reasonable time before we begin to print and mail the proxy materials for that meeting. Matters pertaining to such proposals, including the number and length, eligibility of persons entitled to have such proposals included, and other aspects, are regulated by the Securities Exchange Act of 1934, as amended, rules and regulations of the SEC, other laws and regulations, and our Bylaws, to which interested persons should refer. You may obtain a complete copy of our Bylaws without charge by submitting a written request to our Secretary at our principal executive office. Stockholders wishing to submit for consideration a possible board candidate should follow the procedures set forth under “Board of Directors — Committees — The Nominating and Governance Committee.”

If a stockholder wishes to present a proposal at our 2014 Annual Meeting and the proposal is not intended to be included in the Proxy Statement relating to such meeting, we must receive a written notice of the proposal no earlier than April 24, 2014 and no later than May 24, 2014 (provided, however, that if the 2014 Annual Meeting is held earlier than July 23, 2014 or later than October 31, 2014, notice by the stockholder must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company) (the “Bylaw Deadline”). The written notice must contain the additional information required by our Bylaws. If you give notice of such a proposal after the Bylaw Deadline, you may not be permitted to present the proposal to the stockholders for a vote at the meeting.

Rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting, which is June 3, 2014 for our 2014 Annual Meeting (the “Discretionary Vote Deadline”). If you give notice of such a proposal after June 3, 2014, the proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2014 Annual Meeting. Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our 2014 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at our 2014 Annual Meeting, and we believe that the proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, including our audited consolidated financial statements and financial statement schedule, was mailed or otherwise provided to our stockholders with this Proxy Statement. Upon request, we will provide you with an additional copy of our Annual Report on Form 10-K for fiscal year 2013 or this Proxy Statement. You should send your written requests to our Secretary, at QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 are also available at the Company’s website at http://ir.qlogic.com and from the SEC website at http://www.sec.gov.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that the broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company’s agent, Broadridge, if you hold registered shares. You can notify Broadridge by sending a written request to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling Broadridge at (800) 542-1061.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the person(s) named as proxy holder, or their nominee or substitute, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees for director are not available, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board of Directors.

By Order of the Board of Directors

Michael L. Hawkins

Secretary

Aliso Viejo, California

July 18, 2013

STOCKHOLDERS ARE URGED TO VOTE BY INTERNET, BY TELEPHONE OR BY SIGNING

AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

Exhibit A

AMENDED AND RESTATED

QLOGIC CORPORATION

2005 PERFORMANCE INCENTIVE PLAN

(Amended and Restated Effective July 16, 2009)

1. PURPOSE OF PLAN

The purpose of this QLogic Corporation 2005 Performance Incentive Plan (this “Plan”) of QLogic Corporation, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5 (for purposes of clarity and without limiting the generality of this provision, the Administrator’s authority hereunder shall extend to any awards granted to non-employee directors of the Corporation under Appendix A of this Plan prior to August 28, 2008);

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” means the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of: (i) 25,100,000 shares of Common Stock, plus (ii) the number of any shares subject to stock options granted under the Corporation’s Stock Awards Plan (the “Prior Plan”) and outstanding as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised; provided, that in no event shall the Share Limit exceed 45,401,584 shares (which is the sum of the 25,100,000 shares set forth above, plus the aggregate number of shares subject to options previously granted and outstanding under the Prior Plan as of the Effective Date).

Shares issued on or after August 28, 2008 in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.75 shares for every one share issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 175 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 40,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 4,000,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right, only the number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of stock options and SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any stock option or SAR intended as a Performance-Based Award shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than stock options or SARs intended as a Performance-Based Award) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, the fair market value of a share of Common Stock, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. The maximum aggregate payment which may be made pursuant to Performance-Based Awards that are payable or relate to shares of Common Stock (including, without limitation, stock options and SARs, whether payable in cash or stock) and that are granted to any one participant in any one calendar year is 4,000,000 shares of Common Stock (or cash of equivalent value at the time of payment), either individually or in the aggregate, subject to adjustment as provided in Section 7.1. The aggregate amount of compensation that may be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than stock options and SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than stock options and SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3	Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “Global Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation,

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs and subject to such rules as the Administrator may adopt, transfers to a family member (or former family member) pursuant to a domestic relations order,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6. EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7. ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)	proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2	Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3	Possible Acceleration of Awards. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means any of the following:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4	Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5	Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6	Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.7	Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8. OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of June 9, 2005, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as stock options and SARs intended as Performance-Based Awards granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

Exhibit B

QLOGIC CORPORATION

1998 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Effective May 23, 2013)

This 1998 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) was established by QLOGIC CORPORATION, a Delaware corporation, on the 9th day of April, 1998 and became effective on the “Effective Date.” The Plan is hereby amended and restated in its entirety as set forth herein, effective May 23, 2013.

ARTICLE 1

PURPOSE OF THE PLAN

1.1 Purpose. The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and of such of the Company’s Subsidiaries as the Company’s Board of Directors may from time to time designate (each a “Designated Subsidiary,” and collectively, “Designated Subsidiaries”) may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan are to be construed in a manner consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

ARTICLE 2

DEFINITIONS

2.1 Administrator. “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

2.2 Company. “Company” means QLogic Corporation, a Delaware corporation.

2.3 Compensation. “Compensation” includes salary, annual bonus/incentive paid in cash, annual profit sharing, overtime, lead premium, commissions and shift differential, but expressly excludes other forms of compensation such as relocation, housing, car allowances, phone allowances, sign-on bonuses, referral bonuses and non-cash incentives.

2.4 Effective Date. “Effective Date” means November 2, 1998.

2.5 Employee. “Employee” means each person currently employed by the Company or any of its Designated Subsidiaries.

2.6 Grant Date. “Grant Date” means the first day of each Offering Period under the Plan.

2.7 Offering Period. “Offering Period” means (1) the four-month period from May 1, 2013 through August 31, 2013, and (2) each period of three consecutive months thereafter (such periods to commence on each September 1, December 1, March 1 and June 1); provided, however, that the Administrator may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period.

2.8 5% Owner. “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or of any Parent, or of any Subsidiary. For purposes of this Section, the ownership attribution rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

2.9 Parent. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company in which each corporation (other than the Company) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.

2.10 Participant. “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.11 Purchase Date. “Purchase Date” means the last day of each Offering Period.

2.12 Subsidiary. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Each Employee of the Company, or any Designated Subsidiary, whose customary employment is for more than 20 hours per week and more than five months in a calendar year may become a Participant in the Plan on the Grant Date coincident with or next following the Employee’s satisfaction of the requirements of Section 3.2.

3.2 Participation. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Administrator of the Company of a stock purchase agreement provided by the Company (the “Stock Purchase Agreement”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Grant Date coincident with or next following the filing of the Participant’s Stock Purchase Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Stock Purchase Agreement providing for a change in the Participant’s payroll deduction rate under Section 5.2.

3.3 Special Rules. Under no circumstances shall:

a. an option to purchase Company Stock under the Plan be granted to a Participant if the exercise of such option would cause the Participant to be a 5% Owner;

b. an option to purchase Company Stock under the Plan be granted to a Participant if such option would cause the Participant to have rights to purchase Company Stock under the Plan (and under any other employee stock purchase plan of the Company, any Parent or any Subsidiary which is qualified under Section 423 of the Code) which accrue at a rate which exceeds $25,000 of the fair market value of the Company Stock (determined at the time the right to purchase such Company Stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time, as this rule is applied under Section 423 of the Code and the rules and regulations promulgated thereunder; or

c. the number of shares of Company Stock purchasable by a Participant in any Offering Period exceed 10,000 shares, subject to periodic adjustments under Section 10.4.

For purposes of the foregoing, a right to purchase Company Stock accrues when it first becomes exercisable during the calendar year. If any amount which exceeds the limits set forth in this Section 3.3 remains in the Participant’s Account after the exercise of the Participant’s option on the Purchase Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

ARTICLE 4

OFFERING PERIODS

4.1 Offering Periods. The Plan shall provide for Offering Periods commencing on each Grant Date and terminating on the next following Purchase Date.

ARTICLE 5

PAYROLL DEDUCTIONS

5.1 Participant Election. Upon completion of the Stock Purchase Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed a maximum of 10%, which maximum percentage may be increased or decreased from time to time in the discretion of the Administrator effective with the Offering Period next commencing after the date of such increase or decrease, but in no event shall the maximum amount be increased to an amount in excess of 15% of Compensation. The amount so designated upon the Stock Purchase Agreement shall be effective as of the next Grant Date and shall continue in effect for the Offering Period commencing on such Grant Date and, unless otherwise expressly provided by the Administrator, all subsequent Offering Periods until the Participant is no longer eligible to participate in the Plan or terminates or alters such Stock Purchase Agreement in accordance with Section 5.2 below.

5.2 Changes in Election. Any Participant may change any election (increase or decrease the rate of payroll deductions) under this Section one time during any Offering Period by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change at least 15 days prior to the end of the Offering Period. A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article 8. A Participant may also terminate payroll deductions and have accumulated deductions for the then current Offering Period applied to the purchase of Company Stock as of the Purchase Date for that Offering Period by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Stock Purchase Agreement.

5.3 Participant Accounts. The Company shall establish and maintain a separate account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

ARTICLE 6

GRANT OF OPTION

6.1 Option to Purchase Shares. On each Grant Date, each Participant shall be granted an option to purchase at the price determined under Section 6.2 that number of whole shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock (except for amounts required to be returned under Section 3.3), such amounts shall remain in the Participant’s Account and shall be eligible to purchase Company Stock in the next subsequent Offering Period.

6.2 Purchase Price. The purchase price for any Offering Period shall be the lesser of:

a. 85% of the Fair Market Value of Company Stock on the Grant Date; or

b. 85% of the Fair Market Value of Company Stock on the Purchase Date.

6.3 Fair Market Value. “Fair Market Value” shall mean the value of one share of Company Stock, determined as follows:

a. If the Company Stock is then listed or admitted to trading on a national securities exchange, the Fair Market Value shall be the closing sale price of the Company Stock on the date of valuation on the principal national securities exchange on which the Company Stock is then listed or admitted to trading, or, if there is no trading of the Company Stock on such date, the Fair Market Value shall be the closing sale price of the Company Stock on such principal national securities exchange on the next preceding day on which there was trading in the Company Stock.

b. If the Company Stock is not listed or admitted to trading on a national securities exchange on the valuation date, the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

ARTICLE 7

PURCHASE OF STOCK

7.1 Exercise of Option.

a. On each Purchase Date, the Participant will be deemed to exercise the option expiring on that Purchase Date. Notwithstanding the above, a Participant may direct the Company not to purchase Company Stock on the Purchase Date in accordance with Section 8.1, in which case any amount in the Participant’s Account shall be refunded to the Participant as provided in Section 8.1.

b. Upon exercise of an option, the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock subject to such option at the option price determined under Section 6.2 above as can be purchased with the amounts held in each Participant’s Account. Any amounts remaining in a Participant’s Account as a result of the requirement that no fractional shares may be purchased shall be held in the Participant’s Account and carried forward for the rest of the Offering Period or to the next Offering Period.

7.2 Delivery of Company Stock. The time of issuance and delivery of the shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

ARTICLE 8

WITHDRAWAL

8.1 In Service Withdrawals. At any time prior to the Purchase Date of an Offering Period (subject to any deadline the Administrator may establish for the relevant Offering Period prior to the Grant Date for such Offering Period), any Participant may withdraw the amounts held in his Account by executing and delivering to the Administrator a written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. A reduction in contributions to zero during any Offering Period with an instruction to hold the funds in a Participant’s Account to purchase shares on the Purchase Date of the Offering Period shall not be deemed a withdrawal. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period in which the withdrawal occurred and the next succeeding Offering Period, but may then be reinstated as a Participant thereafter by executing and delivering a new Stock Purchase Agreement to the Administrator.

8.2 Termination of Employment.

a. In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant or his beneficiary in cash, without interest. For purposes of the Plan, if a Designated Subsidiary ceases to be a Subsidiary of the Company, each person employed by that Designated Subsidiary will be deemed to have terminated employment for purposes of the Plan, unless the person continues as an employee of the Company or another Designated Subsidiary.

b. A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant’s Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Administrator or its delegate) that there is no spouse or that the spouse cannot be located.

c. Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Administrator may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant where no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Administrator shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Administrator, the Administrator, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Administrator, then to such other person as the Administrator may designate.

ARTICLE 9

PLAN ADMINISTRATION

9.1 Plan Administration.

a. Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors (the “Board”) for the Company, or a committee (“Committee”) thereof. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term “Administrator” shall mean the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. The initial Administrator of the Plan shall be the Compensation Committee of the Board of Directors. The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.

b. In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

(i) To designate agents to carry out responsibilities relating to the Plan;

(ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his or her beneficiary or any other person whatsoever;

(iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

(iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

c. Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.

9.2 Limitation on Liability. No Employee of the Company nor member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his duties under the Plan.

9.3 Sub-Plans. The Administrator has discretion to adopt any rules regarding administration of the Plan to conform to local laws. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest and handling of share certificates which vary according to local requirements. The Administrator has the authority to suspend or limit participation in the Plan by employees of any particular Subsidiary of the Company for any reason, including administrative or economic reasons. The Administrator may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.

9.4 Reliance on Experts Delegation. In making any determination or in taking or not taking any action under the Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company or any Designated Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Designated Subsidiary.

ARTICLE 10

COMPANY STOCK

10.1 Limitations on Purchase of Shares. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 9,000,0001 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Administrator shall give written notice of such reduction of the number of shares to each Participant affected thereby and any unused payroll deductions shall be returned to such Participant if necessary.

10.2 Voting Company Stock. The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been actually delivered to and held of record by the Participant.

10.3 Registration of Company Stock. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.

10.4 Changes in Capitalization of the Company. Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the purchase price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any option granted hereunder.

10.5 Merger of Company. In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a “reverse” merger in which the Company is the surviving entity), the Plan and each then outstanding option hereunder shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of outstanding options theretofore granted, or the substitution for such outstanding options of new options covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the

[1]

The current aggregate share limit is 6,000,000 shares. Stockholders are being asked to approve amendments to the Plan that would increase the aggregate share limit by an additional 3,000,000 shares (so that the new aggregate share limit for the Plan would be 9,000,000 shares).

outstanding options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of the outstanding options theretofore granted or the substitution for such outstanding options of new options covering the shares of a successor corporation, then the Administrator shall cause written notice of the proposed transaction to be given to the persons holding then-outstanding options not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such outstanding options shall be exercised automatically in accordance with Section 7.1 as if such effective date were the Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1. The Administrator may provide in each case that the transactions contemplated by this Section 10.5 are contingent upon the consummation of the proposed merger, consolidation or other reorganization event and provide for the reinstatement of the Plan and outstanding options and the continuation of the Offering Period then in effect in the event that such consummation does not occur.

ARTICLE 11

MISCELLANEOUS MATTERS

11.1 Amendment and Termination. The Plan shall terminate on May 23, 20232. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant without the Participant’s consent. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:

a. Increase the number of shares of Company Stock that may be issued under the Plan;

b. Materially modify the requirements as to eligibility for participation in the Plan; or

c. Materially increase the benefits which accrue to Participants under the Plan.

11.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.

11.3 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

[2]	The current termination date is December 31, 2018. Stockholders are being asked to approve amendments to the Plan that would extend the termination date to May 23, 2023.

11.4 Governing Law. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

11.5 Non-business Days. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

11.6 Compliance With Securities Laws. The Plan, the granting of options under the Plan and the offer, issuance and delivery of shares of Company Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under the Plan will, if requested by the Company and as a condition precedent to the exercise of his or her option, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal requirements.

11.7 Other Company Benefit and Compensation Programs. Payments and other benefits received by an Employee pursuant to the Plan shall not be deemed a part of the Employee’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.

QLOGIC CORPORATION ATTENTION: INVESTOR RELATIONS 26650 ALISO VIEJO PARKWAY ALISO VIEJO, CA 92656	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M61439-P41680	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QLOGIC CORPORATION
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors	For	Against	Abstain
Nominees:
	1a. H.K. Desai	☐	☐	☐
	1b. Balakrishnan S. Iyer	☐	☐	☐			For	Against	Abstain
	1c. Christine King	☐	☐	☐	4.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐
	1d. Kathryn B. Lewis	☐	☐	☐
	1e. D. Scott Mercer	☐	☐	☐	5.	Ratification of appointment of KPMG LLP as independent registered public accounting firm.	☐	☐	☐
	1f. George D. Wells	☐	☐	☐
	1g. William M. Zeitler	☐	☐	☐	NOTE: In their discretion, on such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

2.	Approval of an amendment to the QLogic Corporation 2005 Performance Incentive Plan, as amended, to extend the performance-based award feature.	☐	☐	☐
3.	Approval of amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, to extend the term of the plan and increase the aggregate share limit.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at http://ir.qlogic.com

M61440-P41680

QLogic Corporation

26650 Aliso Viejo Parkway

Aliso Viejo, California 92656

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders - August 22, 2013

H.K. Desai and Jean Hu, or either of them, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and act for all shares of common stock of QLogic Corporation held of record by the undersigned at the close of business on June 27, 2013 at the Annual Meeting of Stockholders to be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 22, 2013, and at any postponements or adjournments thereof, in connection therewith to vote all of the shares of common stock which the undersigned would be entitled to vote as directed on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE APPROVAL OF THE AMENDMENT TO THE QLOGIC CORPORATION 2005 PERFORMANCE INCENTIVE PLAN, AS AMENDED, TO EXTEND THE PERFORMANCE-BASED AWARD FEATURE, “FOR” THE APPROVAL OF THE AMENDMENTS TO THE QLOGIC CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, TO EXTEND THE TERM OF THE PLAN AND INCREASE THE AGGREGATE SHARE LIMIT, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY